UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___ )

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CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
Definitive Proxy Statement
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Soliciting Material Pursuant to section 240.14a-12

BROOKS AUTOMATION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders of Brooks Automation, Inc.

Wednesday, February 8, 2017

10:00 a.m. Eastern Standard Time,

Mandarin Oriental Hotel, 776 Boylston Street
Boston, Massachusetts 02199

RECORD DATE: DECEMBER 12, 2016

MEETING AGENDA
•	To elect ten director nominees
•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement
•	To approve the Company’s 2017 Employee Stock Purchase Plan
•	To ratify the Company’s independent registered accounting firm for the 2017 fiscal year
The stockholders will also act on any other business as may properly come before the meeting.

How to Vote Your Shares
You may submit proxies by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope.	You may submit proxies by telephone until 11:59 p.m. (Eastern Time) on February 7, 2017 by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone.	You may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on February 7, 2017 by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet.
If you hold shares in a brokerage account, you should follow the instructions provided by your broker to vote your shares by mail, telephone or electronically via the Internet.

All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail, if you requested a proxy statement be mailed to you as described in the proxy statement.

By Order of the Board of Directors

Chelmsford, Massachusetts December 16, 2016	JASON W. JOSEPH, Vice President, General Counsel and Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on February 8, 2017: On December 16, 2016, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Stockholders and our annual report. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, are available at our website at www.brooks.com. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

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BROOKS AUTOMATION, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2017

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Brooks Automation, Inc., a Delaware corporation (“we”, “us”, “Brooks” or the “Company”), for use at the Annual Meeting of Stockholders to be held at the Mandarin Oriental Hotel, 776 Boylston Street, Boston, Massachusetts 02199 on February 8, 2017, at 10:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”).

We expect that this proxy statement and the accompanying proxy materials will first be made available to stockholders on or about December 16, 2016; on the same day, we will begin sending the Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as filed with the Securities and Exchange Commission (“SEC”), is included as the Annual Report to Stockholders being made available to our stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices, and, as noted below, it can also be obtained via the Internet. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION

Record Date, Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on December 12, 2016 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 69,521,108 shares of our Common Stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either in person or by proxy. A list of the stockholders of record will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824.

Electronic Distribution

This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and the proxy card are available at: www.proxyvote.com.

Solicitation

The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them and obtaining authority to execute proxies.

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Quorum and Required Vote

The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present in person or represented by proxy, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.

Broker discretionary voting

If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors, matters related to executive compensation and approval of the Company’s 2017 Employee Stock Purchase Plan, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each stockholder to provide instructions to its broker so that the stockholder’s votes may be counted on these important matters.

Proposal No. 1: Election of Directors

For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. An affirmative vote of a plurality of votes properly cast, in person or by proxy, is required for the election of each of the nominees. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2: Advisory Vote on Executive Compensation

For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our stockholders in this advisory vote, and our Human Resources and Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Proposal No. 3: Approval of the Company’s 2017 Employee Stock Purchase Plan

For the proposal to approve the Company’s 2017 Employee Stock Purchase Plan, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 3. Abstentions and broker non-votes will not affect the voting outcome with respect to the proposed plan.

Proposal No. 4: Ratification of the Company’s Independent Registered Public Accounting Firm

For the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 4. Abstentions will have no effect on the results of the vote on Proposal No. 4. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 4 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if we do have any broker non-votes they will not affect the voting outcome.

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Voting of Proxies

General

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Brooks or to vote in person or by telephone or via the Internet as described below.

If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.

Proxies Without Voting Instructions

Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation, and for the approval of the Company’s 2017 Employee Stock Purchase Plan. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.

Voting Shares held through Broker by Proxy

If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power, in this case only the ratification of the selection of PwC as the Company’s independent registered public accounting firm, but not with respect to the election of the 10 nominees for director, the advisory vote on executive compensation, or the approval of the Company’s 2017 Employee Stock Purchase Plan.

Voting of Shares held through Broker in Person

If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Other Matters

If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.

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Voting Procedures

There are several ways in which you or your representative can vote your shares, as follows:

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on February 7, 2017 by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on February 7, 2017 by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies

Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting in person at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:

•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.

Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, or hand deliver the notice of revocation or subsequent proxy to our corporate secretary before the vote at the Annual Meeting.

Proxy Materials Available via the Internet

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 8, 2017

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

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CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, to serve the Company’s and its stockholders’ best interests. Management keeps the directors informed of our activities through regular written reports and presentations at Board and Committee meetings. The Board has adopted the Governance Policy that is publicly available on our website at www.brooks.com. That policy calls for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent chairman or an independent lead director. The independent chairman presides over the regularly held executive sessions of the Board, noted below, at which the chief executive officer is not present. Each director is required to stand for election annually.

The Board has assessed each of the 10 nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that Messrs. Allen, Martin, McGillicuddy, Pond, and Woollacott, Professor Palepu, Dr. Wrighton, and Mses. Davis and Zane, nine of the 10 current directors, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market’s stricter definition of independence required for members of an Audit Committee, and determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert.

The Board of Directors held 10 meetings during the fiscal year ended September 30, 2016 and took action four times by written consent. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held while he or she was a director during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all non-employee members of the Board met in executive session without the chief executive officer being present.

The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:

•	By telephone: (978) 262-4400

•	By electronic mail: Directors@Brooks.com

•	By first class mail, overnight mail or courier:

Brooks Board of Directors Brooks Automation, Inc. 15 Elizabeth Drive Chelmsford, MA 01824

•	By website: www.brooks.com/company/investors/shareholder-feedback

As a matter of policy we encourage the directors to attend meetings of stockholders, in person or by telephone. All of the nominees for election as director were directors at the time of the last stockholder meeting in January 2016, and all attended that meeting.

In accordance with our Governance Policy, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every three years. The Company supports and encourages Board members to take advantage of director education opportunities. There are many public company director educational venues available, and the Company believes that its Board members should keep current on the fast changing areas of corporate governance and related regulations. The Brooks Board members have participated in, and continue to attend, public company director education venues and many of our Board members hold professional director certifications earned by accumulating from 30 to 150 director education credit hours.

Chairman of the Board

The Board of Directors has elected Joseph R. Martin to serve as chairman of the Board. Under our By-Laws and Governance Policy, the chairman assists the chief executive officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.

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Committees of the Board

The Board currently has the following standing committees: an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources and Compensation Committee, and a Nominating and Governance Committee. The following table sets out the Board Committees on which each member of the Board now serves, identifying as well the chair of each committee.

Name of Director	Audit	Executive	Finance	HR & Compensation	Nominating & Governance
Non-Employee Directors:
A. Clinton Allen			Chair		Member
Robyn C. Davis			Member	Member
Joseph R. Martin(1)		Chair			Member
John K. McGillicuddy	Chair	Member			Member
Krishna G. Palepu		Member	Member		Chair
Kirk P. Pond			Member	Member
Alfred Woollacott, III	Member		Member
Mark S. Wrighton	Member		Member
Ellen Zane		Member		Chair	Member
Employee Director:
Stephen S. Schwartz		Member
NUMBER OF MEETINGS IN FISCAL 2016	6	3	6	6	4

(1)	Chairman of the Board

Audit Committee

Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm and for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, business risk assessment and internal control over financial reporting. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.

A copy of the charter of the Audit Committee is publicly available on our website at www.brooks.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Messrs. McGillicuddy (Chair) and Woollacott, and Dr. Wrighton, each of whom will remain on the Committee during fiscal 2017, if reelected by the stockholders. The Board of Directors has reviewed the qualifications of each member of the Committee and has determined that each of them meets that stricter definition of independence and that each qualifies as an “audit committee financial expert” as the SEC defined that term in Item 407 of Regulation S-K.

The Audit Committee met on six occasions during fiscal year 2016 and took one action by written consent. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Executive Committee

The purpose of the Executive Committee is to: (i) permit action on behalf of the Board of Directors between meetings, particularly in those circumstances for which a timely response is required and full Board participation is not reasonably feasible; (ii) assess, review with management, and provide recommendations to the Board of Directors concerning our strategic planning process and the implementation of our strategic plans; and (iii) lead the process by which we and the Board of Directors conduct the ongoing assessment and management of the business risks we face. The Executive Committee may exercise the full powers of the Board when, in their reasoned judgment, the best interest of the Company requires prompt action incompatible with full Board participation, excepting those matters legally requiring the approval of the full Board. Whenever possible, the Executive Committee expects to seek prior full Board approval of limits within which it will exercise its discretion. The charter of the Executive Committee is publicly available on our website at www.brooks.com. The Executive Committee has also been given the responsibility to act for the Board in providing guidance to management concerning the Company’s strategic planning and implementation, as well as taking the lead for the Board in ensuring that the Company implements and employs the processes necessary to understand, address and manage the Company’s business and enterprise risks. The Executive Committee is currently comprised of Messrs. Martin (Chair) and McGillicuddy, Professor Palepu, Ms. Zane and Dr. Schwartz, each of whom will remain on the Committee during fiscal 2017, if reelected by the stockholders. The Executive Committee met on three occasions during fiscal year 2016 and took no action by written consent.

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Finance Committee

The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company’s capital structure, including financial strategies, policies, practices and transactions. Among other things, the Finance Committee recommends how to employ the Company’s cash resources in the best interests of stockholders and assist the management and the Board in the consideration and review of possible strategic transactions. Its purposes does not include the evaluation of financial performance and controls delegated under the charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if the Board so chooses. The charter of the Finance Committee is publicly available on our website at www.brooks.com. The Committee is comprised of Messrs. Allen (Chair), Pond and Woollacott, Ms. Davis, Professor Palepu and Dr. Wrighton, each of whom will remain on the Committee during fiscal 2017, if reelected by the stockholders, and each of whom meets the definition of an independent director. The Finance Committee met six times during fiscal year 2016 and took one action by written consent.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee has overall responsibility for our executive compensation philosophy, evaluates and approves executive compensation including cash bonuses to be issued pursuant to the Company’s Executive Performance-Based Variable Compensation Plan, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. The Committee is responsible for the annual compilation of the Chief Executive Officer’s strategic performance objectives and manages his/her annual performance assessment and feedback. Additionally, the Committee is responsible for planning the succession process for the Chief Executive Officer and the executive staff. It also has been delegated the authority to supervise the administration of our stock plans, and it is required to review and approve the incorporation of our compensation discussion and analysis report in this proxy statement in accordance with SEC rules. The Human Resources and Compensation Committee also approves all grants to employees under our stock plans and recommends the ratification of those grants by the full Board of Directors. Actual grants under those plans must be approved by the full Board as well as the Committee as set forth in the Governance Policy. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities. Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The charter of the Committee is publicly available on our website at www.brooks.com. The Human Resources and Compensation Committee is currently comprised of Ms. Zane (Chair), Mr. Pond and Ms. Davis, each of whom will remain on the Committee during fiscal 2017, if reelected by the stockholders. Each of these Committee members meets the definition of an independent director and the other requirements for membership.

The Human Resources and Compensation Committee met on six occasions during fiscal year 2016 and took no action by written consent.

Please see also the report of the Human Resources and Compensation Committee set forth elsewhere in this proxy statement.

Human Resources and Compensation Committee Interlocks and Insider Participation

None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.

Nominating and Governance Committee

The purpose of the Nominating and Governance Committee is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the stockholders or appointed by the Board; (iv) evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.

Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on our website at www.brooks.com. The members of the Committee are Professor Palepu (Chair), Messrs. Allen, Martin, and McGillicuddy and Ms. Zane, each of whom will remain on the Committee during fiscal 2017, if reelected by the stockholders, and each of whom meets the definition of an independent director.

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The Nominating and Corporate Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Committee may consider nominees recommended by stockholders and other sources, such as directors, third-party search firms or other appropriate sources. In evaluating candidates the Committee seeks the strength that is derived from a variety of experiences among board members, embracing the criteria and qualifications set forth in the Committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public, private, or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long-term interests of stockholders. In any particular situation, the Committee may focus on persons possessing a particular background, experience or qualifications, which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2018 annual meeting of stockholders, they must follow the procedures described in “Other Matters-Stockholder Proposals and Recommendations For Director.”

The Committee also initiates and administers the Board’s annual self-evaluation and performance review process. This annual process is initiated by the chairman of the Committee sending to each Board member a written questionnaire dealing with a variety of elements of the governance process, including the Board’s structure, its effectiveness in carrying out key responsibilities, the quality and efficiency of the meeting processes of the Board and its Committees, the responsibilities and effectiveness of the Board’s Committees, and, more generally, Board members’ overall analysis and comments concerning the effectiveness of the Board, its processes and the quality of its deliberations. After these questionnaires are completed and returned, the chairman of the Nominating and Governance Committee conducts individual discussions with each Board member in order to understand fully the perceptions and analysis of each director. The chairman then presents the information that has been collected through these processes to the Nominating and Governance Committee and then, following that discussion, presents observations and recommendations to the full Board for discussion and such action as the Board determines to be appropriate. The Board views these activities as part of its overall process of on-going self-evaluation and continuous improvement.

The Nominating and Governance Committee met four times during fiscal year 2016 and took no action by written consent.

Board Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Executive Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company’s business risks. The Executive Committee is authorized to delegate this responsibility to other Committees of the Board with respect to specific areas of business risk where the Executive Committee deems this to be appropriate. Each year, working initially through the Audit Committee, management and the Board jointly develop a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the committees to which the Executive Committee has delegated specific areas of responsibility.

The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.

Following this senior management level assessment, the Executive Committee is then tasked to drive the risk assessment process at the Board level and to ensure that mitigation and corrective actions are being taken where appropriate.

Board Leadership Structure

The Company’s Governance Policy, as set out on the Company’s corporate web site under “Investors” and “Corporate Governance”, provides that there will always be independent leadership of the Board. In accordance with the Policy, the Board may select the chief executive officer to also serve as Board chairman, but its current practice is to have an independent director serve as chairman. The Policy also makes clear that in the event that the same person serves as chief executive officer and chairman, the Board shall select a lead independent director who shall be responsible for chairing meetings of the independent directors in

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addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.

The chairman is responsible for collaborating with the chief executive officer in setting Board agendas. The Company’s Governance Policy also provides that “The independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation.” It has been the consistent practice of the chairman to conduct such meetings of independent directors at each in-person meeting of the Board of Directors.

In addition, under the Governance Policy, the chairman (with the assistance of the Company Secretary) shall “(1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.”

Brooks’ separation of the roles of chief executive officer and chairman of the Board of Directors continues to offer benefits including the following:

•	the independent oversight of the Company is enhanced;

•	the objectivity of the Board’s evaluation of the chief executive officer is increased;

•	having a non-executive chairman provides an independent spokesman for the Company;

•	the chief executive officer has the benefit of a fully independent and experienced board; and

•	the Board can provide a fully independent and objective assessment of risk.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 30, 2016 with respect to the beneficial ownership of Common Stock by each current director and each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers-Summary Compensation Table”, who we refer to as the “named executive officers”, all current executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of the Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named individuals.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
Named Executive Officers and Current Directors:
Stephen S. Schwartz	413,918	*
Lindon G. Robertson	137,629	*
Maurice H. Tenney III	60,710	*
David E. Jarzynka	24,734	*
David C. Gray	37,010	*
Mark D. Morelli	140,845	*
A. Clinton Allen(2)	95,174	*
Robyn C. Davis(3)	21,272	*
Joseph R. Martin	74,029	*
John K. McGillicuddy(4)	77,967	*
Krishna G. Palepu	83,323	*
Kirk P. Pond(5)	83,572	*
Alfred Woollacott, III	77,138	*
Mark S. Wrighton	94,802	*
Ellen M. Zane	37,830	*
All directors and current executive officers as a group (17 persons)(2) (3) (4) (5) (6)	1,556,964	2.24%
Five Percent Owners:
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(7)	6,915,685	9.95%
Barrow, Hanley, Mewhinney & Strauss, LLC, 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201-2761(8)	5,994,833	8.62%
Dimensional Fund Advisors LP, Palisades West, Building One 6300 Bee Cave Road, Austin, Texas 78746(9)	5,747,113	8.27%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355(10)	5,054,998	7.27%

*	Less than one percent.
(1)	To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of November 30, 2016.
(2)	Includes 18,700 shares held by a relative of Mr. Allen, over which he has no voting rights, as well as 7,681 shares issued as restricted stock units that have been deferred until separation from his service as a Brooks director.
(3)	Includes 17,703 shares issued to Ms. Davis issued as restricted stock units that have been deferred until separation from her service as a Brooks director.
(4)	Includes 68,467 shares issued to Mr. McGillicuddy issued as restricted stock units that have been deferred until separation from his service as a Brooks director.
(5)	Includes 34,427 shares issued to Mr. Pond issued as restricted stock units that have been deferred until separation from his service as a Brooks director.
(6)	Includes 227,856 shares held in the aggregate by executive officers other than the Named Executive Officers.
(7)	Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on September 9, 2016, as of August 31, 2016, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 6,761,250 shares and sole dispositive power over 6,915,685 shares.
(8)	Based upon the most recent Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC with the SEC on February 2, 2016, as of December 31, 2015, Barrow, Hanley, Mewhinney & Strauss, LLC had sole voting power over 3,257,183 shares, shared voting power over 2,737,650 shares and sole dispositive power over 5,994,833 shares.
(9)	Based upon the most recent amendment to Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 9, 2016, as of December 31, 2015, Dimensional Fund Advisors LP had sole voting power over 5,535,476 shares and sole dispositive power over 5,747,113 shares.
(10)	Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2016, as of December 31, 2015, the Vanguard Group, Inc. and certain of its subsidiaries had sole voting power over 84,513 shares, sole dispositive power over 4,964,985 shares, and shared dispositive power over 90,013 shares.

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PROPOSAL NO. 1	ELECTION OF DIRECTORS

At the 2017 Annual Meeting, 10 directors are to be elected to serve until the 2018 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election at the 2017 Annual Meeting are listed on the following pages with brief biographies. They are all currently Brooks directors.

Director Qualifications

In its Governance Policy and in the charter of the Nominating and Governance Committee, the Board has set out both broadly and in specific terms the qualifications sought when considering non-employee director candidates. At the highest level, as set out in the Board’s Governance Policy, these include a high degree of business experience, the consistent exercise of the highest ethical standards, and a continuing commitment to the best practices of corporate governance. The Board and the Nominating and Governance Committee also assess a candidate’s independence as defined under SEC and Nasdaq rules. The emphasis throughout the process of identifying, nominating and evaluating candidates for the Board and members of the Board following their election is to produce a group of directors that function effectively as a leadership team. It is considered important not only to bring together directors with a variety of skills in diverse areas, but also to ensure that those directors function well together. Within this framework, the charter of the Nominating and Governance Committee includes specific criteria as essential in helping to ensure that the Board possesses the strength that is derived from having a variety of appropriate skills and experience. Those criteria are: proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization; financial expertise; experience in technology, manufacturing or marketing; international background; diversity; expertise resulting from significant academic or research activities; and experience on one or more boards of significant public, private or non-profit organizations. It is the practice of the Nominating and Governance Committee and the Board in nominating and evaluating candidates for the Board to take into account the overall experience represented on the Board, all as part of the process of endeavoring to ensure that the Board functions at all times as an effective team. The Nominating and Governance Committee and the full Board review their effectiveness in balancing these considerations when assessing the composition of the Board.

While the Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a variety of skills, experience and unique individual backgrounds represented among its members. The Brooks Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases they have occupied chief executive officer and other leadership roles in internationally focused companies or institutions in the markets that Brooks serves or related markets. Other directors have experience as professors and leaders at internationally recognized academic institutions or as accounting professionals operating at the highest level of the independent accounting profession, each of whom brings unique perspectives to the Board.

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DIRECTOR NOMINEES

Information on Nominees

Following is certain information with respect to the 10 nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Brooks.

Our Board of Directors Recommends a Vote FOR Each Nominee for Director

A. Clinton Allen

Age 72

Director Since October 2003

Nominee Information

Mr. Allen is chairman and chief executive officer of A.C. Allen & Company, an investment banking consulting firm, and principal of the American College of Corporate Directors, an organization that provides educational and other services to public company directors, chief executive officers and corporate counsel. From 1989 to 2002, Mr. Allen served as vice chairman of the board of Psychemedics Corporation, a biotechnology company with a proprietary drug testing product, and as chairman of the board of Psychemedics from 2002 to 2003. Mr. Allen rejoined the board of Psychemedics in 2015. Mr. Allen is currently the non-executive chairman and a director of Collectors Universe, Inc., a third-party authentication and grading service for high-value collectibles. He also serves as lead director of LKQ Corporation, a supplier of recycled OEM automotive parts. Mr. Allen holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. Allen should continue to serve as a director of the Company because of his broad-based investment banking and financial market expertise, which enables him to provide the Company and the Board with valuable insights in both merger and acquisition analysis and in the approach to capital markets generally, as well as his leadership experience serving as chairman and director for diverse publicly traded companies.

Robyn C. Davis

Age 55

Director Since June 2013

Nominee Information

Ms. Davis has been managing director of AngelHealthcare Investors, LLC, an early-stage private equity investment group focused on medical devices, life sciences and specialty pharmaceutical companies, since 2000. Prior to AngelHealthcare, Ms. Davis was a director of the merchant banking services practices for Barents Group, LLC, and a strategy consultant at Bain & Company. Ms. Davis currently serves as a director of SC Repco, Inc., a privately-held company that represents the interests of the former shareholders of Smart Cells, Inc., which was acquired by Merck & Co. in 2010. Ms. Davis also serves as a director of two early-stage, privately-held healthcare companies, Akston Bioscience Corporation and CRA Health, LLC. Ms. Davis holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Ms. Davis should continue to serve as a director of the Company because of her extensive business experience, particularly with early stage life sciences companies, and her banking and finance expertise.

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Joseph R. Martin

Age 69

Director Since June 2001

Nominee Information

Mr. Martin has been chairman of the Board since May 2006. Mr. Martin served as executive vice president and chief financial officer, and later senior executive vice president, and then as member of Office of the Chairman of Fairchild Semiconductor International, Inc., a supplier of power semiconductors, from June 1996 to May 2004. He served as the vice chairman of Fairchild’s board of directors from 2003 until his retirement in June 2005. Mr. Martin is a member of the board of directors of Soitec, Inc., a semiconductor wafer processing company, and Collectors Universe, Inc., a third-party authentication and grading service for high-value collectibles. Mr. Martin also serves as a trustee of Embry-Riddle Aeronautical University. Mr. Martin previously served as a director of SynQor, Incorporated, a manufacturer of power converters, until March 2014. Mr. Martin holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. Martin should continue to serve as a director of the Company because of his extensive industry and finance experience over more than 30 years in the semiconductor industry as chief financial officer and vice chairman of the board of directors of a multinational public semiconductor company, combined with the leadership that he has provided as Brooks’ chairman since 2006. The Board of Directors regards Mr. Martin’s experience as invaluable to the operation of the Board and the financial success of the Company.

John K. McGillicuddy

Age 73

Director Since October 2003

Nominee Information

Mr. McGillicuddy was a partner with the international accounting firm of KPMG LLP, a public accounting firm, from 1975 until his retirement in June 2000. Mr. McGillicuddy is also a member of the board of directors of Cabot Corporation, a chemical manufacturer, and previously served as a member and past chairman of the board of directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products, until May 2016. Mr. McGillicuddy holds a Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. McGillicuddy should continue to serve as a director of the Company because of the depth of his financial background, including his previous experience as partner of a large, international public accounting firm, as well as his leadership and international experience as chairman of a public company with international operations.

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Krishna G. Palepu

Age 62

Director Since November 2005

Nominee Information

Professor Palepu is the Ross Graham Walker Professor of Business Administration and senior advisor to the president of Harvard University on global strategy. Among his other responsibilities at Harvard Business School, Professor Palepu teaches in several different corporate governance educational programs. Prior to assuming his current administrative position, Professor Palepu held other positions at Harvard Business School, including Senior Associate Dean for International Development and Senior Associate Dean for Research. Professor Palepu was formerly a member of the board of directors of Dr. Reddy’s Laboratories Ltd., an Indian global pharmaceuticals company, from 2002 until 2009, and PolyMedica Corp, a Massachusetts provider of diabetes testing supplies and products, from June 2006 until it was sold in August 2007. Professor Palepu also serves as a trustee of The Winsor School. Professor Palepu was also formerly a member of the board of directors of BTM Corporation, a privately-owned management solutions provider focused on converging business with technology, and Satyam Computer Services Limited (“Satyam”), an Indian company whose shares were publicly traded in India and on the New York Stock Exchange. In December 2008, Professor Palepu resigned from the board of Satyam. Following his resignation, Satyam has been the subject of significant litigation, a portion of which has included Professor Palepu as a named defendant. For a full discussion of the Satyam litigation as it relates to Professor Palepu, please see the section titled “Pending Legal Matters” below. Professor Palepu holds a Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has evaluated the matters pertaining to the Satyam litigation as it relates to Professor Palepu, including a re-evaluation after the December 2014 court decision, and concluded that Professor Palepu should continue to serve as a director of the Company because of the depth of the strategic, marketing, financial and technology insights that he provides arising out of his service as a professor at an internationally esteemed business school and his expertise in corporate governance, as well as the global and culturally diverse perspective afforded by his international background.

Kirk P. Pond

Age 72

Director Since November 2007

Nominee Information

Mr. Pond was the president and chief executive officer of Fairchild Semiconductor International, Inc., from June 1996 until May 2005. He served as the chairman of Fairchild’s board of directors from 1997 until June 2006. Prior to Fairchild Semiconductor’s separation from National Semiconductor, Mr. Pond held several executive positions with National Semiconductor, including executive vice president, chief operating officer and in the office of the president. Prior to that, Mr. Pond was executive vice president of Timex, Inc. and vice president of Texas Instruments, Inc. Mr. Pond served as a member of the board of directors of the Federal Reserve Bank of Boston from January 2004 until January 2007 and since 2005 has been a director of WEX Inc., a leading provider of corporate payment solutions. Mr. Pond also has been a director of Sensata Technologies Holding (NV), a sensor and electrical protection device manufacturer, since March 2011 and has served on the advisory board of the University of Arkansas Engineering School since 1987.

Qualifications

The Board of Directors has concluded that Mr. Pond should continue to serve as a director of the Company in order to receive the continuing advantage both of his leadership experience as chief executive officer of a successful public company in the semiconductor industry and his generally broad background in technology, semiconductor manufacturing, global marketing and finance in both the public and private sectors.

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Stephen S. Schwartz

Age 57

Director Since August 2010

Nominee Information

Dr. Schwartz joined Brooks in April 2010 as president and continued to serve as such until August 2013. He was re-appointed president in May 2016. On October 1, 2010, he became chief executive officer and continues to serve in that role. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as chief executive officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as senior vice president, Product Groups and Operations and was elected chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States bankruptcy act on April 24, 2009, and Asyst’s assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Material’s service business and president of Consilium, Inc., an Applied Materials software subsidiary.

Qualifications

The Board of Directors has concluded that Dr. Schwartz should continue to serve as a director of the Company because of the depth of industry, marketing and management experience that he brings as former chief executive officer of a company in the automation manufacturing space, as well as the fact that he is the Company’s president and chief executive officer, thereby bringing to the Board his insight and experience with the daily business of the Company and its customers, employees and other stakeholders.

Alfred Woollacott, III

Age 70

Director Since October 2005

Nominee Information

Mr. Woollacott became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. Mr. Woollacott is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. He is currently a board member of the William H. Hart Realty Company, Inc. and the Hart Haven Community Association. Mr. Woollacott also served, until 2010, as a director of Greencore U.S. Holdings, a wholly-owned subsidiary of Greencore Group PLC, an Irish corporation listed on the Irish Stock Exchange, which is an international manufacturer of convenience foods and ingredients. Mr. Woollacott holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. Woollacott should continue to serve as a director of the Company because of his financial background and expertise gained through his career as partner of a large, international public accounting firm, as well as his experience on the board of an international company.

Mark. S. Wrighton

Age 67

Director Since October 2005

Nominee Information

Dr. Wrighton became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. Dr. Wrighton has been chancellor of Washington University in St. Louis since July 1995. Dr. Wrighton also serves as a director of Cabot Corporation, a chemical manufacturer, and of Corning Incorporated, a manufacturer of specialty glass and ceramics. Dr. Wrighton also serves as a director of Akermin, Inc., a privately held clean technology development company. He previously served as a director of A.G. Edwards, Inc., a financial services company, until 2007.

Qualifications

The Board of Directors has concluded that Dr. Wrighton should continue to serve as a director of the Company because of his leadership and financial experience gained as the lead executive of an esteemed, large university, as well as his extensive experience as a member of the board for large, technically focused public companies in the manufacturing and financial sectors and his technology experience as a scientist.

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Ellen M. Zane

Age 65

Director Since May 2012

Nominee Information

Ms. Zane is serving as CEO Emeritus and vice chair of the board of trustees at Tufts Medical Center & Floating Hospital for Children, and from 2004 to 2011, she served as its president and chief executive officer. From May 1994 to January 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as chief executive officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane is also currently a member of the board of directors at Boston Scientific Corporation, a publicly traded worldwide medical devices provider, Parexel International Corporation, a publicly traded global bio-pharmaceutical services company, Century Capital Management, LLC, a private mutual fund company, Fiduciary Trust Company, a privately owned wealth management company and AgNovos Healthcare, LLC a privately held medical device company, focused on bone health. Ms. Zane previously served as a director of Lincare Holdings Inc. until August 2012, Haemonetics Corporation until April 2016 and Press Ganey until October 2016. Ms. Zane holds a Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Ms. Zane should continue to serve as a director of the Company because of her executive experience in the health care industry, including as the chief executive officer of a large medical center, in addition to her substantial experience as a director at other public companies.

Pending Legal Matters

In January 2009, the chairman of Satyam disclosed a series of fraudulent transactions that resulted in an overstatement of Satyam’s assets and revenue. As a result of subsequent investigations by the Special Fraud Investigation Office (“SFIO”), an investigative agency of the Indian government, various proceedings were brought in India in 2009 against Satyam involving allegations of fraud, substantial overstatements of revenues, profits and assets, as well as violations of sections of India’s criminal and corporate statutes. SFIO produced a report relating to these matters alleging a series of violations of the Companies Act, 1956, of India (the “Companies Act”) by the former directors of Satyam. In December 2009, SFIO filed complaints with respect to two of these allegations naming Professor Palepu and other Satyam directors. These complaints relate to Satyam’s alleged failure to properly identify highly paid employees in reports required by the Companies Act and failure to obtain prior approval from the government of India for consulting fees paid to Professor Palepu. In December 2014, the court in India hearing the complaints filed by SFIO issued its decision finding that Satyam violated the applicable provisions of the Companies Act and ordered each Satyam director, including Professor Palepu, to pay a fine of 20,000 Rupees (approximately $325) for the failure of Satyam to file reports identifying highly paid employees. In addition, the court found that Satyam violated the Companies Act by failing to obtain governmental approval of the consulting fees paid to Professor Palepu and ordered Professor Palepu to pay a fine of 500,000 Rupees (approximately $8,000) and return the consulting fees previously paid to him in the amount of 26,600,000 Rupees (approximately $428,000). Professor Palepu has appealed the decision with respect to both allegations, and he has informed the Board of Directors that he believes the allegations lack merit and that he intends to continue to assert his defenses vigorously.

Professor Palepu has also been named as a respondent to a petition brought in January 2009 before the Company Law Board of the Indian government and another petition filed in a civil court in January 2009 by Mahindra Satyam, successor to Satyam, both arising out of the same facts. The civil court petition is seeking 2.67 billion Rupees (approximately $42.72 million) in damages. Both of these actions are still pending.

Professor Palepu was also a named defendant in a putative class action lawsuit filed in the United States District of New York in which the plaintiffs alleged violations of United States securities laws including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. That class action lawsuit was dismissed as to all claims against Professor Palepu in January 2013.

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COMPENSATION OF DIRECTORS

The following table sets forth the total compensation paid or accrued during the fiscal year ended September 30, 2016 to each of our non-employee directors.

Director Compensation Table

Fiscal Year 2016

	Fees Earned or	Stock
Name	Paid in case	Awards(1)		Total
Joseph R. Martin	$135,000	$120,004		$255,004
A. Clinton Allen	$100,000	$80,003		$180,003
Krishna G. Palepu	$105,000	$80,003		$185,003
Alfred Woollacott, III	$90,000	$80,003		$170,003
Mark S. Wrighton	$90,000	$80,003		$170,003
Ellen M. Zane	$105,000	$80,003		$185,003
John K. McGillicuddy	$115,000	$80,003	(2)	$195,003
Kirk P. Pond	$90,000	$80,003	(3)	$170,003
Robyn C. Davis	$90,000	$80,003	(4)	$170,003

Dr. Schwartz is not included here, having only received compensation as an employee during fiscal 2016. His compensation is discussed below under Executive Officers - Summary Compensation Table.

(1)	The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (previously FAS 123R). There were no outstanding unvested stock awards as of September 30, 2016.
(2)	Mr. McGillicuddy has chosen to defer his 2016 stock award.
(3)	Mr. Pond has chosen to defer his 2016 stock award.
(4)	Ms. Davis has chosen to defer her 2016 stock award.

Compensation Policy

The following annual cash compensation is paid to our non-employee directors on a quarterly basis (pro-rated for the portion of any fiscal year in which the non-employee director provides service):

•	$80,000 Board retainer to each non-employee director;
•	$5,000 Committee retainer for each Committee that such director serves on;
•	an additional $40,000 retainer to the non-executive chairman of the Board;
•	an additional $10,000 retainer to each of the chairman of the Human Resources and Compensation Committee, the Chairman of the Nominating and Governance Committee, Chairman of the Finance Committee, and the Chairman of the Executive Committee;
•	an additional $20,000 retainer to the chairman of the Audit Committee; and
•	an annual award of unrestricted shares of our Common Stock having a market value of $80,000 ($120,000 for the non-executive chairman of the board) based on the closing price on the date of grant, which occurs each year following our annual meeting of stockholders.

In addition, on the date of appointment each newly elected non-employee director will receive an award of unrestricted shares of our Common Stock having a market value of $80,000 based on the closing price on the date of grant, prorated for the number of days out of 365 that have elapsed since the most recent annual equity award to non-employee directors.

The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director to own over time shares of our Common Stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our Common Stock. The Nominating and Governance Committee intends to monitor the policy over the coming years. As of September 30, 2016, each of the non-employee directors has exceeded the target ownership amount. The Board may at any time revoke or modify the policy.

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The Nominating and Governance Committee and the full Board reviews director compensation periodically in light of business and market conditions and such other factors as they deem appropriate. In November 2016, the Nominating and Governance Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), our independent compensation counsultant, to review the competitiveness of our director compensation program. As a result, the Nominating and Governance Committee is currently considering recommending to our Board changes to our director compensation program based on Pearl Meyer’s analysis, which indicated, among other things, that our total director compensation was slightly less than the median relative to our peer group and the mix between cash and equity compensation in our program is weighted significantly more towards cash than our peer group median. Any changes recommended by the Nominating and Governance Committee will then be reviewed by our Board and, if adopted, would likely go into effect following the 2017 Annual Meeting of Stockholders and in conjuction with our next annual equity grants.

Deferred Compensation Plan

Non-employee directors may elect to defer receipt of their stock in exchange for a credit, in restricted stock units, to a deferred RSU account. Non-employee directors may also elect to defer all or a portion of their cash compensation pursuant to the Company’s Deferred Compensation Plan. No directors deferred cash compensation in 2016. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of the shares. Directors who make a deferral election will have no rights as stockholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director’s deferred RSU account will be converted into additional RSUs based on the closing price of the Company’s stock on each dividend record date. Payment of RSUs credited to the deferred RSU account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service. The table below sets forth the total number of deferred stock awards held by each non-employee director as of September 30, 2016.

Number of Deferred
Name	Restricted Stock Units
A. Clinton Allen	’ 7,681
Robyn C. Davis	17,703
John K. McGillicuddy	68,467
Kirk P. Pond	34,427

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.

The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless the director is adjudged not to have acted in good faith and in a manner the director reasonably believed to be in the best interests of Brooks.

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EXECUTIVE OFFICERS

Biographical Information

The names of our executive officers and certain biographical information furnished by them as of December 16, 2016 are set forth below. Each executive officer serves until his resignation or termination.

Name	Age	Position with the Company
Stephen S. Schwartz	57	Chief Executive Officer and President
Lindon G. Robertson	55	Executive Vice President and Chief Financial Officer
Maurice H. Tenney III	53	President, Brooks Life Science Systems
David E. Jarzynka	48	Senior Vice President, General Manager, Brooks Semiconductor Solutions Group
David C. Gray	51	Senior Vice President, Chief Strategy and New Business Officer
William T. Montone	64	Senior Vice President, Human Resources
Jason W. Joseph	46	Vice President, General Counsel and Secretary
David F. Pietrantoni	43	Vice President, Finance and Corporate Controller and Principal Accounting Officer

Dr. Stephen S. Schwartz joined Brooks in April 2010 as President and continued to serve as such until August 2013. He was reappointed President in May 2016. As of October 1, 2010, Dr. Schwartz also became Brooks’ Chief Executive Officer, and continues to serve as such. Dr. Schwartz was elected to the Brooks Board of Directors in August 2010. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as Chief Executive Officer of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and was elected Chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Act on April 24, 2009, and Asyst’s assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as General Manager for Applied Material’s service business and President of Consilium, Inc., an Applied Materials software subsidiary.

Mr. Lindon G. Robertson joined Brooks in October 2013 as Executive Vice President and Chief Financial Officer. Prior to joining Brooks, from July 2011 to September 2013, Mr. Robertson served as the Vice President and Chief Financial Officer of Graftech International Ltd., a publicly traded manufacturer of carbon and graphite products for industrial applications. Prior to that, he spent 27 years at IBM Corporation in various senior financial management positions, including Chief Financial Officer of IBM’s global hardware business and Chief Financial Officer of IBM’s Japan and China operations.

Mr. Maurice H. Tenney III was appointed President, Brooks Life Science Systems in November 2014. Prior to joining Brooks, Mr. Tenney spent 13 years with PerkinElmer, Inc. in various leadership roles, most recently as Senior Vice President of customer operations. Mr. Tenney’s career includes progressive leadership assignments with GE, Lockheed Martin, AlliedSignal and Honeywell.

Mr. David E. Jarzynka was appointed as the General Manager of Brooks Semiconductor Solutions Group in April 2016. Prior to his appointment, he had responsibility for the Company’s semiconductor automation business since June 2013. Prior to that he was general manager of the Company’s Systems business.

Mr. Jarzynka joined Helix Technology Corporation in 2004 and continued on with Brooks after its acquisition of Helix in 2005, during which time Mr. Jarzynka held commercial leadership roles in product management, product marketing and sales. Prior to Helix, Mr. Jarzynka held commercial leadership roles at Intel Corporation and IBM. He began his career as an applications engineer for Brooks.

Dr. David C. Gray was appointed Senior Vice President, Chief Strategy and New Business Officer in June 2014. From October 2013 to June 2014, Dr. Gray provided consulting services to the Company. Prior to that, from January 2009 to January 2013, Dr. Gray was employed by GT Advanced Technology in various senior leadership roles, most recently as Chief Strategy and New Business Officer.

Mr. William T. Montone was appointed Senior Vice President, Human Resources in October 2005 when Brooks acquired Helix Technology Corporation, where he served as Vice President of Human Resources since 1998. Prior to joining Brooks, Mr. Montone held senior human resources roles at A.T. Cross, an international manufacturer of fine writing instruments, and Rogers Corporation, a materials technology company, for 13 and eight years, respectively.

Mr. Jason W. Joseph joined Brooks in March 2011 as Vice President, General Counsel and Secretary. Prior to joining Brooks, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica Corporation, a publicly traded marketing automation software company, from June 2007 through November 2010, and as General Counsel and Secretary of MapInfo Corporation, a publicly traded location intelligence software company, from December 2003 through April 2007. Mr. Joseph also previously practiced law at Wilmer, Cutler, Pickering, Hale and Dorr LLP (formerly Hale and Dorr LLP) from 2000 through 2003.

Mr. David F. Pietrantoni was appointed Principal Accounting Officer and Corporate Controller in June 2013. Since joining Brooks in 2006, he has held various financial leadership positions, including Vice President, Finance and Division Chief Financial Officer. Prior to joining Brooks, Mr. Pietrantoni spent six years in various financial leadership roles at SPX Corporation and Standex International Corporation.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is built on a foundation of pay for performance and we continually evolve our compensation program to maintain the alignment of pay and performance. We were pleased to receive support from over 99% of our shareholders who voted at our 2016 Annual Meeting to approve our “say on pay” proposal after we modified certain elements of our compensation program based on direct feedback from our shareholders prior to this vote. In this CD&A, we have described the material elements of our Fiscal 2016 compensation for the following Named Executive Officers:

Name	Role
Stephen S. Schwartz	Chief Executive Officer and President
Lindon G. Robertson	Executive Vice President and Chief Financial Officer
Maurice H. Tenney III	President, Brooks Life Science Systems
David E. Jarzynka	Senior Vice President, Brooks Semiconductor Solutions Group
David C. Gray	Senior Vice President, Chief Strategy and New Business Officer
Mark D. Morelli	Former President and Chief Operating Officer

Shareholder Outreach and Engagement

In Fiscal 2015, as part of a continuous effort to better understand our shareholders’ perspectives, we initiated a shareholder outreach effort led by our Chairman of the Board and our Chairman of the Human Resources and Compensation Committee that resulted in conversations with shareholders representing approximately 40% of our outstanding shares. We continued this outreach program in Fiscal 2016, which did not generate as much feedback, as many of our shareholders expressed satisfaction with our executive compensation program as revised during Fiscal 2015 and those shareholders concluded that engagement this past year was not necessary. The shareholders we did engage with in Fiscal 2016 were uniformly supportive and complimentary of our executive pay program, the actions taken in Fiscal 2015 and Fiscal 2016 to strengthen our executive pay governance, the improvements to our proxy disclosure and the opportunity to speak with members of our Board.

We intend to maintain an ongoing dialogue with our shareholders to ensure that our pay program continues to take their views into consideration. We encourage our shareholders to provide us with feedback on our executive compensation program and governance. To facilitate that process we have established a link to provide feedback on the investor section of our website. Please visit http://www.brooks.com/company/investors/shareholder-feedback.

Fiscal 2016 Company Performance and Financial Highlights

Fiscal 2016 marked another year of positive financial performance as we proved the capability of a streamlined organization structure to deliver profitable growth. We reaffirmed the strength of our product offerings, which support/service the semiconductor and life science markets, as we continued to capture market share within both business segments. We believe we are structured to continue to improve profitability in Fiscal 2017 as we build upon the following achievements from Fiscal 2016.

•	Generated $560.3 million in revenue and adjusted net income of $32.6MM, an increase of 7% from Fiscal 2015.
•	Continued gross margin expansion with an 80 basis point increase from Fiscal 2015 to 36.2% adjusted gross margin.
•	The Life Sciences segment increased revenues to $108.1 million and earned an adjusted operating profit of $1.5 million in the fourth quarter.
•	Restructured and simplified the global organization resulting in an ongoing cost savings of more than $15 million per year.
•	Increased adjusted EPS by 4.4% to $0.47.
•	Successfully launched the next generation of MagnaTran® vacuum robots to our major semiconductor OEM customers.
•	Continued rapid and profitable growth of BioStorage Technologies following its acquisition in November 2015 and subsequent integration into our Brooks Life Sciences Systems (BLSS) business unit.

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We remain positioned for profitable growth with our strong Semiconductor platform featuring new products in key market segments where Brooks is a market leader and a broadened Life Sciences product portfolio providing complementary and integrated products, services, and informatics for comprehensive sample management solutions. Our track record of improving growth and profitability has continued in Fiscal 2016 and we believe we are well-positioned to sustain and accelerate growth.

Fiscal 2016 Company Performance and Financial Highlights

We base our annual performance targets on our long-term financial model which we share with our investors. The chart below shows the alignment between financial performance and CEO pay over the last four years.

* See http://www.brooks.com/company/investors/investor-presentations for reconciliation tables.

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Pay for Performance Alignment

We have focused on the alignment of the pay of our executive leadership team with the Company’s performance against certain core business metrics. These metrics, which are incorporated into our incentive compensation plans, are chosen to coordinate with our financial and strategic objectives and to appropriately balance our short- and long-term goals. Our financial targets are designed to incent building a business with resilience and growth capability with an eye to long-term sustainable growth. We believe the goals are aggressive but achievable.

The chart below shows the strong alignment between our business strategy and our cash (PBVC) and equity (LTIP) incentive plans for Fiscal Years 2016 and 2017.

Business Strategy	Financial Goals			Compensation Design
To build a business model with resilience and growth capability	To grow our FY2016 results to our 2017 target model			Our 2016 incentive plans are based on financial metrics and goals that support our long-term business
	FY16		2017 Target * Model	strategy
Extend Leadership in Core Semiconductor Business	$560 M	Total Revenue	$610 - $650M	PBVC (annual cash incentive) Fiscal 2016 and Fiscal 2017

Advance Rapid Growth of Life Sciences Division	$108M	Life Sciences Revenue	$160M	LTIP 2016 - 2018

Drive Margin Expansion	36.2%	Adjusted Gross Margin	~38%	PBVC (annual cash incentive) Fiscal 2016 and Fiscal 2017

Disciplined Capital Deployment	$36M	Adjusted Operating Income	$70 - $85M	LTIP 2016 – 2018 LTIP 2017 - 2019
	$26M	Free Cash Flow	$40 - $50M	PBVC (annual cash incentive) Fiscal 2016 LTIP 2017 - 2019
	2.4%	ROIC	TBD	LTIP 2016 – 2018 LTIP 2017 - 2019

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Executive Compensation Program Framework

Philosophy and Objectives

Our executive compensation program is intended to reward our senior leadership team for achieving performance that is directly tied to our annual operating and longer term strategic plans and are designed to create value for our shareholders. We believe that our plan structure including some of the more recent changes, clearly aligns our reward outcomes with the interests of our shareholders. Our dialogue with shareholders over the last two years reinforces this position.

We have identified strategic business imperatives and designed our compensation programs in a manner that we believe provides appropriate incentives for management to work toward our mutually beneficial goals.

Strategic Imperatives
Drive performance
•	Extend our leadership position in our semiconductor focused business
•	Expand our comprehensive sample management business in the life sciences market
Deliver profitable growth
•	Drive margin expansion in our two core businesses
•	Achieve rapid growth of life sciences revenue

Our executive compensation program provides competitive compensation in line with the practices of leading semiconductor capital equipment, life sciences and high technology companies with whom we compete for business and talent. Our total rewards strategy is intended to provide:

•	a balance between fixed and variable pay that rewards performance and results;
•	performance-based awards that are tied to aggressive but achievable company, business unit and individual results; and
•	recognition that in our highly cyclical and volatile industries, the ability to perform throughout the business cycles is critical to our long-term success.

We do not define specific percentages of fixed, variable, and long-term compensation for our executives. Given the cyclical nature of the semiconductor industry and the variable order pattern of our life sciences equipment units, we designed our executive pay program to provide base compensation that is competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Our pay for performance design emphasizes at-risk, variable compensation that is paid for the achievement of strategic accomplishments that are directly tied to increasing shareholder value.

Strong Governance and Pay Practices

We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our shareholders long-term interests. The following are some of the highlights of our program design and pay practices:

What We Do	What We Don’t Do
Maintain robust stock ownership guidelines	No above-median pay benchmarking
Maintain robust clawback provisions	No gross-up provisions
Provide for double-trigger change-in-control benefits	No pension plans or other postemployment benefit plans
Consult with an independent compensation consultant	No executive perquisites
Conduct an annual risk assessment	No severance multipliers in excess of 3 times pay
Conduct an annual review of pay levels	No dividend payment on RSUs until they vest
Conduct evaluations of performance goal rigor	No positive discretion on bonus awards
Maintain a policy prohibiting executive hedging of stock
Solicit shareholder input and incorporate their feedback
Require minimum vesting periods on equity awards

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Key Components of Compensation

Our executive compensation program consists of three components: base pay; annual cash incentive under our performance-based variable compensation (PBVC) plan; and annual equity awards under our long-term incentive plan (LTIP).

Element	Objectives
Base Salary	•	Provides regular source of income at market-competitive levels
PBVC Plan	•	Motivates executive team to achieve key annual financial goals and objectives
	•	Provides upside earnings potential for achievement of stretch goals as well as at-risk compensation that is not earned if minimum threshold goals are not achieved
LTIP	•	Motivates executive team to execute against longer-term financial and strategic objectives
	•	Performance-based RSUs provide a direct link between performance outcomes and actual pay realized; payout is contingent upon achieving minimum performance thresholds, and provides upside potential for stretch performance
	•	Time-based RSUs provide retention incentive

In allocating total direct compensation among the three components, we seek to provide competitive levels of fixed compensation (base pay and time-based RSUs) and, through annual and long-term incentives, provide for variable compensation where aggressive but achievable performance objectives can result in additional pay. For Fiscal 2016, our CEO’s and named executive officers’ target pay mix emphasized variable at-risk pay opportunities as illustrated below:

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Determining Executive Compensation

The Human Resources and Compensation (“HRC”) Committee is responsible for developing and administering the compensation program for executives as illustrated in the chart below. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of at least three members, all of whom are independent directors. Ms. Ellen M. Zane is Chair of the HRC Committee having been appointed in February 2015, and she is joined on the HRC Committee by Mr. Kirk P. Pond and Ms. Robyn C. Davis.

Each year our CEO, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers other than himself. The HRC Committee also holds executive sessions that are not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on each element of our CEO’s compensation, as well as other significant aspects of the Company’s executive pay programs, for final approval by our full board. The recommendations typically include the following:

•	Executive compensation program development
•	PBVC and LTIP design, performance metrics, and goals
•	Executive base salary adjustments
•	Incentive plan achievement awards and payouts
•	Pay programs and policies that impact the executive team such as security arrangements, stock ownership requirements and other pay governance items

Use of Consultants

The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The HRC Committee continued its engagement with its independent compensation consultant Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning all of the elements of the Company’s executive compensation program. Pearl Meyer performs services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. As described below, Pearl Meyer assists the HRC Committee in evaluating the competitiveness and appropriateness of executive compensation levels and practices each year. The HRC Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance

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rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that prevents Pearl Meyer from independently representing the HRC Committee. Services provided by Pearl Meyer in Fiscal 2016 included:

•	a review of the appropriateness of our peer group for executive compensation comparison purposes
•	a competitive assessment of Brooks as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation
•	an evaluation of the rigor in achieving and the relevance to increasing shareholder value of the incentive metrics and goals adopted in the short- and long-term incentive pay plans
•	an analysis of Brooks’ short- and long-term pay for performance alignment related to our peer group
•	assistance with shareholder outreach efforts
•	periodic attendance at scheduled HRC Committee meetings to assist with ongoing support

The information provided by Pearl Meyer is supplemented by compensation survey data purchased from Radford Executive Survey, which is used to gauge the market competitiveness of our senior executive pay.

Before each meeting, the HRC Committee is provided appropriate materials and information necessary to make informed decisions on the Company’s executive compensation practices. This material may be supplemented by reports prepared by Pearl Meyer. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that support our philosophy and objectives.

Peer Group

In consultation with Pearl Meyer, the HRC Committee annually reviews Brooks’ peer group to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, revenue size and market capitalization, and product/service comparability. Brooks attempts to exclude companies that primarily make integrated circuit (IC) chips because of the significantly different business model of those chip makers versus semiconductor capital equipment manufacturers like Brooks. Life Sciences equipment publicly traded companies within our financial ranges are also included.

Brooks developed its Fiscal 2016 peer group for 2016 compensation determination prior to the start of the fiscal year by reviewing the Fiscal 2015 peer group. For Fiscal 2016 the Committee decided to remove GT Advanced Technologies, Inc. as they were operating under bankruptcy protection. In its place, the HRC Committee added Cabot Microelectronics Corporation, a company with similar revenues and market cap to Brooks and a strong earnings record. Cabot serves the same markets as Brooks and was used as a peer company by six of Brooks’ Fiscal 2016 peers. Removing GT Advanced Technologies and adding Cabot Microelectronics kept the peer group at 14 companies with two being “pure play” life sciences equipment companies and an additional four being primarily semiconductor equipment companies with life sciences product offerings.

The Fiscal 2016 peer group has balance between revenue and market cap for size, and maintains a sizable presence of companies offering life science products.

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The following chart contains a list of the companies in our Fiscal 2015 and 2016 peer groups.

Fiscal 2015 Peer Group:	Fiscal 2016 Peer Group:
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
Affymetrix, Inc.	Affymetrix, Inc.
Analogic Corp.	Analogic Corp.
Axcelis Technologies, Inc.	Axcelis Technologies, Inc.
Entegris, Inc.	Cabot Microelectronics Corporation
FEI Company	Entegris, Inc.
FormFactor, Inc.	FEI Company
GT Advanced Technologies, Inc.	FormFactor, Inc.
MKS Instruments, Inc.	MKS Instruments, Inc.
Newport Corporation	Newport Corporation
Photronics, Inc.	Photronics, Inc.
Ultra Clean Holdings, Inc.	Ultra Clean Holdings, Inc.
Veeco Instruments, Inc.	Veeco Instruments, Inc.
Xcerra Corp.	Xcerra Corp.

Fiscal Year 2016 Executive Compensation Program

After reviewing the findings of Pearl Meyer, the HRC Committee set target pay levels for the CEO and other executive officers that were in accordance with our pay philosophy.

The outcomes of our Fiscal Year 2016 compensation program can be summarized as follows:

Fiscal Year 2016 Element	Fiscal Year 2016 Outcome
Base Salary	•	No changes to base salaries for Messrs. Schwartz, Robertson, Tenney and Gray. Mr. Jarzynka received a salary adjustment to reflect his broader responsibilities in leading the semiconductor solutions group.
Annual PBVC Cash Incentive Plan	•	Revenue: Achieved 60% of Target metric
	•	Gross Margin: Achieved 100% of Target metric (based on Revenue Corridor)
	•	Free Cash Flow: Did not reach Threshold metric - no payout
Long-term Incentive Plan (2015 - 2017)	•	1-Year metric Measures: Fell below the threshold of Gross Margin and Life Sciences 2015 Revenue (weighted together at 60%) following one year measurement period; participants forfeited PSUs.
	•	3-Year metric Measures: Calculation of Free Cash Flow and ROIC (weighted together at 40%) to be measured at the end of Fiscal 2017.
Long-term Incentive Plan (2016 - 2018)	•	3-Year metric Measures: Cumulative Life Sciences Revenue; cumulative Company Operating Profit; and three year average ROIC, all metrics to be measured following the end of Fiscal 2018.

Base Salary

The HRC Committee reviews salaries annually and normally implements any adjustments effective January 1, with occasional mid-year adjustments for off cycle events such as promotions. The HRC Committee considered the market competitive positioning of the CEO and other named executive officers and recommended that base salaries remain unchanged for Fiscal 2016 with the exception of Mr. Jarzynka due to his promotion to head of the semiconductor products group. The following table lists base salaries for the CEO and our other Named Executive Officers.

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FISCAL YEAR END BASE PAY

Name	September 30, 2015	September 30, 2016	Percent Increase
Stephen S. Schwartz	$625,000	$625,000	No Change
Lindon G. Robertson	$425,000	$425,000	No Change
Maurice H. Tenney III	$425,000	$425,000	No Change
David C. Gray	$350,000	$350,000	No Change
David E. Jarzynka	$300,000	$335,000	11.7%
Mark D. Morelli*	$500,000	N/A	N/A

* ceased employment effective March 31, 2016

Annual Cash Incentive Fiscal Year 2016 – Performance-Based Variable Compensation (PBVC)

Each year the HRC Committee reviews the annual operating plan to determine what are the critical financial metrics and goals that, when achieved, will help drive shareholder value. The HRC Committee considered the following when setting Fiscal 2016 metrics and goals:

•	Alignment between the shorter term financial objectives of the annual PBVC incentive and the longer term equity plan strategic objectives
•	Establishing financial and individual goals that are aggressive but achievable, and show significant growth over prior years targets and results
•	Maintaining a strong linkage between incentive plan metrics and our strategic plan
•	Input from executive management on what metrics will best focus our leadership on driving achievement consistent with our annual operating plan and strategy
•	Appropriate ranges of financial long-term performance to equitably reward performance below and above our aggressive targets

The HRC Committee met over several sessions to review and discuss performance metrics and goals, and engaged our compensation consultants to review Brooks’ and its peer group’s historical achievement levels on the proposed metrics to assure appropriate rigor in the goal setting. The HRC Committee sought to set goals that would accelerate the solid growth realized in Fiscal 2015 but the declining market environment in semiconductor equipment anticipated in the first half Fiscal 2016 provided a challenge in establishing appropriate growth goals for the full fiscal year. Taking all these variables into account, the HRC Committee established the fiscal year 2016 financial performance goals as follows:

2016 PBVC Financial Performance Goals

Revenue (25%):

•	Key growth measure that anticipated a semiconductor industry downturn for first half (October 2015 through March 2016) of fiscal year
•	Target reflected an increase of 6% over Fiscal 2015 target and 5% over Fiscal 2015 actual
•	Threshold and maximum goals were also established 6% higher than Fiscal 2015
•	Weighted at 25% of Target

Adjusted Gross Margin (40%):

•	Key metric for measuring the ability to drive profitability at all points in the industry cycle while outperforming the industry and increasing market share
•	Established a variable achievement scale linked to a volatile semiconductor market environment that rewarded strong Gross Margin performance at lower levels of revenue achievement but allowed no target payout less than the 35.4% achieved in Fiscal 2015
•	Weighted at 40% of Target

Free Cash Flow (15%):

•	Key metric for assuring funding for growth initiatives involving new product development and acquisition activity, and dividends to shareholders
•	Operating Cash Flow less Capital Expenditures
•	Target set at 63% improvement from actual Free Cash Flow results in Fiscal 2015
•	Weighted at 15% of Target

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Fiscal 2016 Corporate Financial Objectives, PBVC Plan Results

As anticipated, the strong finish to the fiscal 2015 fourth quarter was not sustainable in our first fiscal quarter of 2016 as the semiconductor equipment industry experienced a pullback in spending. However, we delivered improvements in each successive quarter culminating in a particularly robust fourth quarter and strong top and bottom line finish to the year. Particularly noteworthy was the margin improvement we delivered in our two business segments. We achieved our PBVC cash bonus plan target for gross margin and 60% of our target for revenue. We did not reach our free cash flow threshold. Results for the PBVC plan are shown below.

		TARGETS				ACHIEVEMENT
Corporate	Metric Weighting	0%	75%	100%	Max	Full Year Result(1)	Forecast Target Award Percent	Forecast Weighted % of Target Award
Annual Revenue ($000)	25%	<$530	$560	$580	$630	$554	60%	15%
Adjusted Gross Margin (tied to revenue)*	40%	<34.5%	–	37.5%	40%	36.5%	100%	40%
Free Cash Flow ($000)	15%	<$ 30	–	$ 46	$ 70	$ 26	0%	0%
Financial Metrics	80%							55%
Individual Objectives	20%					Varies

(1)	Excluded BioStorage Technologies December 2015 Results following November 30, 2015 acquisition.

Gross Margin Goals at Revenue Levels
Revenue Target ($000)	$580	$570	$560	$550	$540	$530	<$530
GM% @ 100% Achievement	37.5%	37.0%	36.5%	36.0%	35.5%	35.5%	35.5%
GM% @ 0% Achievement	36.5%	36.0%	35.5%	35.0%	34.5%	34.5%	34.5%

Fiscal 2016 - PBVC Strategic Individual Objectives

The individual strategic objectives are a measurable set of goals relating to strategic development and execution, organic growth, organizational capability and acquisition opportunity within the fiscal year. The strategic goals for the CEO are developed jointly by the HRC Committee and CEO and approved by the Board. The CEO in turn develops strategic goals for his direct reports which focus on the measurable accomplishments in their individual areas of responsibility that will also benefit our shareholders over the long term. Listed below is a summary of each named executive officer’s performance against his Fiscal Year 2016 strategic objectives.

PBVC Individual Objectives FY 2016 20% of Target
Name	Key Strategy	Individual Objectives	Weight %	Results	Achievement Level
Dr. Stephen S. Schwartz CEO and President	Operations Execution Improvement and Control	Effective utilization of our business management tools, to assure quarter by quarter operational improvements.	50%	All Key Performance Indicators (KPIs) improved to goals established with the exception of Inventory, which fell just short of goal.	80%
	Life Sciences Analyst Coverage	Initiate coverage of Brooks Life Sciences segment to broaden the Company’s appeal to the life sciences investor community	25%	Janney Montgomery Scott initiated coverage in August 2016.	100%
	Executive Leadership Development and Succession Planning	Complete one full cycle of Leadership Development and Succession Planning process	25%	Development Plans in place for four executives comprising the leadership staff with substantial progress on the Plans and a structure in place for sustainability.	100%
Lindon G. Robertson Chief Financial Officer	Operations Execution Improvement and Control	Effective utilization of our business management tools, to assure quarter by quarter operational improvements.	25%	All KPIs improved to goals established with the exception of Inventory, which fell just short of goal.	80%
	Increase Shareholder Value	Investor relations expansion	25%	Janney Montgomery Scott initiated coverage in August 2016.	100%

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PBVC Individual Objectives FY 2016 20% of Target
Name	Key Strategy	Individual Objectives	Weight %	Results	Achievement Level
	Growth through strategic acquisition and partnership	Cash and debt management to support Company’s finance needs	50%	Debt instrument established. Thorough consideration of many options and sources	100%
Maurice E. Tenney III President, Life Sciences	Gross Margin Strategy Deployment Initiative	Increase BLSS Adjusted Gross margin, exclusive of BioStorage Technologies to 36%	34%	FY Gross Margin = 36.2%	100%
	Accretive Acquisitions and Strategic Partnerships	Revenue for BioStorage Technologies and FluidX combined achieves internal commitments	33%	BioStorage and FluidX revenue exceeded total commits	100%
	Gross Margin Strategy Deployment Initiative	Continued improvements in BLSS cost structure and revenue growth	33%	BLSS Q4 Adjusted Operating Profit was $1.5 million	100%
David E. Jarzynka Senior Vice President and General Manager	Growth in Core Markets	Accelerate New Product Introduction (NPI) discipline with new programs fullly staffed and executing Product Development Introduction (PDI)	20%	Execution in NPI process discipline and open phase gate review completed. MagnaTran® Leap® launch along with other NPI products highly successful	100%
	Gross Margin Strategy Deployment Initiative	Improve gross margin by internal commit from 2015 to 2016	30%	Warranty reduced; price increases made; total gross margin improvement was >200 bps, exceeding the target	100%
	World Class Operating Excellence	Improve quality and execute business process programs to accelerate performance	20%	Quality issues were reduced by more than 50%. Work on copy exact and change control delivered very good results.	100%
	Growth in Strategic Markets	Strategic share growth of greater than internal commitment in Advanced Packaging, CCS and Core Semi	30%	Closed 2016 with greater than internal commit of new share due to success in Advanced Packaging, M330 tests and semi market share gains	100%
David C. Gray	Growth in Strategic Markets	Co-Leadership of pChip program with Pharmaseq	30%	Reviews completed quarterly for executive team. Attended all Pharmaseq Board meetings. Integrated FluidX team into management and evaluation process	100%
	Growth in Strategic Markets	Strategy Development, Corporate and Business Unit (BU) level	40%	Identified optimal long-term growth paths, market opportunity and timing of new target potential for Company. Supported Board work session and presentations	100%
	NPI Transformation	Support and leadership of cryo tools product development	30%	Delivered all new products to commercial team for alpha test	100%

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Fiscal 2016 PBVC Plan Awards and Results (continued)

At the start of the fiscal 2016 PBVC plan year, the HRC Committee recommended to the Board that Dr. Schwartz’s PBVC target for financial objectives (as a percentage of his base salary earnings) be increased from 100% to 110%. This action was recommended to the full Board for two reasons:

•	Desire to differentiate CEO’s bonus target opportunity from the CFO and the then President and COO’s target, which were also at 100% of base salary.
•	To align with the CEO’s employment agreement from fiscal 2011 that provided the opportunity to receive a maximum cash bonus payment of two times (2X) base salary earnings if stretch financial goals were fully achieved.

Because the PBVC plan limits the payment of Individual Objectives to no more than 20% of the target bonus for the executives of the Company, and to align the maximum bonus opportunity with the contractual provisions of the CEO’s employment agreement, the Committee decided to increase the CEO’s target to 110% of base earnings for the portion of his bonus (80%) tied to financial objectives, while his target of 100% of base earnings would be maintained for the portion of his bonus (20%) tied to individual objectives. The 2X base salary award could be earned if the Company’s financial objectives are achieved at the maximum stretch goal amounts and Dr. Schwartz also receives full payout for his performance on his Individual Objectives.

During the tenure of Dr. Schwartz as CEO, the PBVC bonus has exceeded target payout one fiscal year, in 2014, when Dr. Schwartz received 107% of his target.

The Board approved this adjustment to his PBVC payout in November 2015.

Listed below are our CEO’s and named executive officers’ earned cash payouts based on the achievement of the corporate financial metrics weighted at 80% of target and the individual objectives weighted at 20% of target. Messrs. Tenney and Jarzynka are also measured on specific business unit financial performance.

	Target Opportunity as	Financial	Individual Objectives	Cash	Payment as a
Name	% of Fiscal Base Pay	Achievement	Achievement	Payout	% of Target
Stephen S. Schwartz	110%	55%	18%	$490,625	71%
Lindon G. Robertson	100%	55%	19%	$314,500	74%
Maurice H. Tenney	75%	47%	20%	$214,917	67%
David E. Jarzynka	75%	58%	20%	$188,044	78%
David C. Gray	60%	55%	20%	$157,500	75%
Mark D. Morelli*	100%	55%	N/A	$186,058	N/A

* Ceased employment effective March 31, 2016

Long-Term Incentives

We regularly review the design of our equity incentive plan to assure it remains calibrated to our longer term strategic goals while providing the appropriate balance of challenge and motivation.

Each of our Named Executive Officers received award grants of both time- and performance-based RSUs in Fiscal 2016.

We use performance-based RSUs for the majority (75%) of our equity grant and supplement this with time-based (25%) RSUs.

Following two years (Fiscal 2013, Fiscal 2014) of using one-year performance measures with extended vesting of any earned awards, we adopted a hybrid plan for Fiscal 2015 that featured two metrics with one-year performance measures and two with three-year measurement periods. We used one-year measurement periods previously to assist in addressing the volatility inherent in the semiconductor industry and the difficulty in setting meaningful targets over extended periods. For Fiscal 2016, we moved entirely to 3-year measurements in our LTIP. The financial metrics are comprised of adjusted operating profit (40% weight), life sciences revenue (40% weight) and return on invested capital (20% weight). All three financial metrics will be measured against 3-year performance goals for the fiscal 2016-2018 performance period. Adjusted operating profit is a key performance indicator that motivates and rewards sustained growth in profit. Growing revenue in the life sciences business is a key element of our business strategy for achieving growth, diversifying our business to a less cyclical model, and achieving greater margins. Return on invested capital is a key financial metric to focus executives on a forward looking, disciplined approach to capital investment in optimizing shareholder return.

Grant Process

The number of RSUs the HRC Committee recommends for each key executive and the vesting schedule for each grant is determined based on a variety of factors, including market and peer group data, such as that provided by Pearl Meyer, the ability of the key executive’s position to impact long-term shareholder value, the executive’s performance, and the current equity grants held by the executive. For executive officers, this translates into an annual projected equity value to base salary ratio generally ranging from 0.5 to 3.0. A combination of performance and time-based RSUs has been utilized. Performance-based RSUs are intended to focus and align management leadership to increasing share value and profitable Company growth while time-based RSUs help promote retention of key leadership talent.

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The most recent Pearl Meyer executive pay analysis, completed in September 2016, noted that Brooks’ dilution (total number of shares outstanding under the equity compensation programs as a percentage of the most recent fiscal year’s shares outstanding) was at the 30th percentile of its 2016 compensation peer group. Our Share Burn Rate average percentile of 2.3% is slightly greater than has historically been the practice as a result of a broad-based special incentive grant provided in May 2016 to primarily non-executive key contributors following a significant restructuring exercise to streamline our Company. This judicious use of equity awards affords the HRC Committee flexibility in incenting strategic initiatives to drive executive behaviors.

Brooks Share Burn Rate and Dilution Compared to Peer Group Fiscal 2016

Fiscal Years 2015-2017 LTIP

Guided by the Company’s fiscal year end 2017 business model and strategy and utilizing the financial targets from the model, we selected four performance metrics and goals for our long-term incentive plan (LTIP) for Fiscal 2015. The metrics were selected based on the following:

Metric	Strategic Objective		Weighting	Measurement Period	Vesting	Threshold (000)	Target (000)	Maximum (000)	Results
Life Sciences Revenue	•	To continue growth and deliver value from our life sciences business	30%	Fiscal Year 2015	50% FYE 2016 50% FYE 2017	$75M	$88M	$100M	<$75MM all shares forfeited
Gross Margin	•	Continue gross margin improvement to drive profits performance at all points in the industry cycle	30%	Fiscal Year 2015	50% FYE 2016 50% FYE 2017	36%	38%	40%	<36% all shares forfeited
Cumulative Free Cash Flow	•	To assure funding for growth initiatives with new product development and acquisition activity	30%	Fiscal Year 2015 – Fiscal 2017	100% FYE 2017	*	*	*
	•	To subsidize industry down cycles
	•	Alternative uses
ROIC 3 Year Average	•	Assure investments are returning value to our shareholders	10%	Fiscal Year 2015 – Fiscal 2017	100% FYE 2017	*	*	*
*	We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets and after one year’s results, participants are on track to achieve the targets.

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Long Term Incentive Plan - FY2015

At the end of the fiscal year, we determined that our Life Science Systems revenue and gross margin metrics did not reach threshold levels of performance and the combined 60% weighting of performance RSUs granted with a 2015 Fiscal Year measurement period were forfeited. We will not know the outcome of the remaining metrics until the end of Fiscal 2017 at which time we will communicate our goals and achievement level to the goal targets.

Fiscal Years 2016 - 2018 LTIP

From our shareholder outreach, we learned the large majority of our shareholders preferred a long-term incentive plan that is focused on achieving goals consistent with our longer-term strategy. Based on these preferences, we adopted a Plan beginning in Fiscal 2016 that uses only three-year performance measures and we intend to continue this practice for future years.

For Fiscal 2016, the LTIP again was designed to assure that our metrics and goals were consistent with our longer-term growth strategies. Our growth strategy is based on the following tenets:

•	Extend leadership in core Semiconductor and adjacent markets
•	Advance the rapid growth of the Life Sciences division
•	Drive margin expansion
•	Utilize disciplined capital deployment

The financial metrics are comprised of adjusted operating profit (40% weight), life sciences revenue (40% weight) and return on invested capital (20% weight). All three financial metrics will be measured against 3-year performance goals for the fiscal 2016-2018 performance period. Adjusted operating profit is a key performance indicator that motivates and rewards sustained growth in profit. Growing revenue in the life sciences business is a key element of our business strategy in achieving growth, diversifying our business to a less cyclical model and achieving greater margins. We are intent on improving the results of our “return” metrics as we continue to profitably grow the companies we have acquired over the past several years in realizing their full value. Accordingly, we increased the weighting on return on invested capital to 20% from 10% in Fiscal 2015 in recognition of the importance of this key indicator of the success of our growth focused investments.

FINANCIAL OBJECTIVES FISCAL 2016 - 2018 LTIP

Long Term Incentive Plan Objectives – LTIP 2016
Strategic Objective	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum +200% of Award	FY 2016 Results
Adjusted Operating Profit(1)	40%	3 Year	Cumulative Adjusted Operating Profit 2016 - 2018	*	*	*	$36.3M
Life Sciences Revenue(2)	40%	3 Years	Life Sciences Revenue FY18	*	*	*	$108.1M
ROIC: (with acquisitions)(3)	20%	3 Years	3 year average ROIC	*	*	*	2.4%

Definitions:

(1)	Adjusted Operating Profit: Cumulative Pre-tax Operating income before special charges; excludes: (1) amortization expense; (2) purchase accounting adjustments; (3) restructuring expenses; (4) interest income; (5) other income; (6) JV income; (7) other items that may be excluded from adjustment EPS.

(2)	Life Sciences Revenue: Total reported revenues of Life Sciences segment for FY 2018.

(3)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted (Y1 + Y2 + Y3)/3

*	We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets and after one year’s results, participants are on track to achieve the targets.

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Special Equity Incentive Grant

Following a significant restructuring of the Company in April 2016 that was designed to streamline operational processes and flatten the organization with the elimination of over 100 positions including five executive level positions, a special RSU grant with a three year vesting cycle was provided to a broad base of primarily non-executive key contributors in May 2016. This grant was designed to retain key performers and to recognize them for prior contributions.

In addition, with Mr. Jarzynka’s promotion to Senior Vice President and General Manager of the entire semiconductor product and services businesses, he was provided a special grant of 30,000 RSU’s, 40% of which is performance-based and tied to achievement of Gross Margin targets for the semiconductor business and 60% which are time-based RSU’s that vest over a three year period.

2017 Incentive Compensation Program

Changes to our Fiscal 2017 PBVC and LTIP

For Fiscal 2017, the financial metrics in our PBVC will be based on adjusted gross margin (20% weight), revenue (20% weight), and adjusted earnings per share (40% weight). The individual strategic objective component of the PBVC will remain at 20% weight. We believe these metrics and weightings will result in a balanced incentive program with an emphasis on near-term profitable growth through EPS and adjusted gross margin and accelerated top line revenue growth.

We have again established 3-year measurements in our LTIP. The financial metrics are comprised of cumulative adjusted operating profit (40% weight), cumulative free cash flow (40% weight) and return on invested capital (20% weight). All three financial metrics will be measured against 3-year performance goals for the fiscal 2017-2019 performance period. Adjusted operating profit is a key performance indicator that motivates and rewards sustained growth in profit. Growing free cash flow is a key element of our business strategy for providing cash for our general strategy. We are again measuring an increased return on invested capital goal in recognition of the importance of this key indicator of the success of our investments in our several acquisitions and innovative organic products.

Other Compensation and Policies

Stock Ownership Guidelines

Stock ownership guidelines require that within five years of the hire date, executive officers, including named executive officers Dr. Schwartz and Messrs. Robertson, Tenney, Jarzynka and Dr. Gray, acquire and maintain beneficial ownership of Brooks shares at different multiples of salary depending upon position. The Chief Executive Officer and Chief Financial Officer have ownership requirements of five (5) times and three (3) times base salary, respectively. The remaining positions covered by the policy have ownership requirements of two (2) times base salary. At the end of Fiscal 2016, Dr. Schwartz exceeded his five (5) times ownership requirement and the remaining named executive officers continued to make progress in acquiring and holding shares. The guidelines cease to apply to any executive officer after termination of employment.

Risk Assessment Process

The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of pay or policy encouraged inappropriate or unacceptable risk to the Company. The HRC Committee is provided with a series of analytical factors which focus upon several key areas of our compensation program, including: external market reference; pay mix; range and sensitivity of our PBVC and long-term incentive plans; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. This provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.

The HRC Committee believes our policies and procedures achieve this balance. The Company also has clawback provisions in place as discussed in more detail below, as well as stock ownership guidelines to further align the executive’s interests with that of our shareholders. The HRC Committee regularly monitors the executives’ progress against our stock ownership guidelines. The HRC Committee believes our policies and rewards structure appropriately balance the creation of long-term value with shorter-term positive results.

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Clawback Provisions

Clawback provisions which apply to the chief executive officer and chief financial officer are contained in employment agreements and/or offer letters and are consistent with the Sarbanes-Oxley Act of 2002. These provisions govern the recoupment of annual and long-term incentive compensation in the event of an accounting restatement due to material noncompliance by the Company that results from misconduct or gross negligence relating to any financial reporting requirements. In November 2013, the Board approved an incentive compensation recoupment policy that applies to all executive officers (including the chief executive officer and the chief financial officer), which is applicable to incentive-based compensation (such as the PBVC and performance-based restricted stock units) awarded to executive officers after the adoption of the policy. Pursuant to the policy, in the event we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we will use reasonable efforts to recover any amount in excess of what would have been paid to such executive officers (or such former executive officers) under the accounting restatement for any such incentive-based compensation during the three-year period preceding the restatement.

Employment Agreements

We currently have an employment agreement with Dr. Schwartz. The agreement provides for, among other things, a specified annual base salary and the target variable compensation award based on performance. It also provides that he will be entitled to severance of one year’s base salary and continued participation in benefit plans if his employment is terminated by us without “cause” or if he resigns for “good reason”. Severance and benefits are continued on a payroll to payroll basis if he remains unemployed following the initial twelve months of payment up to an additional twelve months. More information can be found under the section “Post Employment Benefits”.

Messrs. Robertson, Tenney and Jarzynka and Dr. Gray have each entered into offer letters that stipulate the terms and conditions of employment with the Company. In June 2015, we modified the original offer letters to Mr. Robertson and Mr. Tenney to provide for the same severance provisions as Dr. Schwartz (one year’s base salary and benefits and up to an additional 12 months if the executive remains unemployed). In November 2016 we modified the offer letters to Mr. Jarzynka and Dr. Gray to provide severance pay of six months base salary and benefits and up to an additional six months of severance and benefits if the executive remains unemployed. We believe these changes are appropriate as they reflect customary market practice for executives and provide our executives the proper focus when analyzing potential transactions.

Change-In-Control and Non-Compete Agreements

We currently have provisions within our stock award agreements that provide for accelerated vesting at target in the event of a double-trigger change in control (termination of employment within a year following a change-in-control).

In June 2015, we extended the double-trigger change in control provisions to our severance and benefits arrangements with Dr. Schwartz and Messrs. Robertson and Tenney and increased the protected termination period following a change in control to two years. The arrangement includes:

•	Cash severance, payable bi-weekly, equal to two times the amount of their current base salary and annual target bonus

•	A lump sum payment to cover the approximate cost of the Company’s portion of premiums for coverage under their welfare benefit plans for two years following termination

In exchange for the change in control agreement, we entered into a non-competition agreement with Dr. Schwartz and Messrs. Robertson and Tenney where each executive agrees that during the term of the agreement and for 12 months following termination for any reason, the executive:

•	Shall not work or invest in any business that is competitive with Brooks

•	Shall not solicit for employment any employee of the Company or solicit a customer (within the last two years) of the Company

In November 2016 we extended the Change-In-Control provisions and Non-Compete Agreements to Mr. Jarzynka and Dr. Gray on the same basis as described for Dr Schwartz, Mr. Robertson, and Mr. Tenney.

Indemnification Agreements

We entered into an indemnification agreement at the time of hire with our chief executive officer. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in the Company’s name where the involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the chief executive officer will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks.

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Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) provides an exception to the $1,000,000 deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. Prior to Fiscal 2016, compensation paid under our performance-based variable compensation framework did not qualify for the exception for performance-based compensation as the framework was not approved by our shareholders. At our 2016 Annual Meeting, our shareholders approved the Executive Performance-Based Variable Compensation Plan which now permits us to grant our performance-based variable compensation in compliance with Section 162(m) of the Code. Our 2016 bonuses were granted pursuant to this Plan. In addition, our executives receive RSU awards that provide for time-based vesting which do not qualify for the exception from the deductibility limitation of Section 162(m). However, we believe our performance-based RSU awards qualify for the exception for performance-based compensation beginning with our Fiscal 2014 equity grants.

Section 280G and related sections of the Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Dr. Schwartz, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board of Directors voted that it would not make any gross-up or tax reimbursement commitments to any executives.

Section 409A of the Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.

Human Resources and Compensation Committee Report

To The Stockholders:

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Human Resources and Compensation Committee

as of September 30, 2016

Ellen M. Zane, Chairman

Robyn C. Davis

Kirk P. Pond

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COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:

Name and Principal Position	Fiscal Year	Salary		Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation		Total
Stephen S. Schwartz	2016	$625,000		$1,760,800	$490,625		$12,375	(3)	$2,888,800
President and	2015	$625,000		$1,910,400	$531,750		$13,850		$3,081,000
Chief Executive Officer	2014	$611,154		$1,512,000	$671,108		$76,617		$2,870,879
Lindon G. Robertson	2016	$425,000		$795,200	$314,500		$113,462	(4)	$1,648,163
Executive Vice President	2015	$425,000		$895,500	$361,250		$76,831		$1,758,581
& Chief Financial Officer	2014	$415,192		$1,271,551	$455,923		$73,646		$2,216,312
Maurice H. Tenney III	2016	$425,000		$908,800	$214,917		$108,223	(5)	$1,656,941
President, Brooks	2015	$375,962		$2,094,500	$102,215		$12,797		$2,585,474
Life Sciences
David E. Jarzynka	2016	$319,192	(6)	$798,300	$188,044		$12,802	(7)	$1,318,338
Senior Vice President
Brooks Semiconductor
Solutions Group
David C. Gray	2016	$350,000		$511,200	$157,500		$11,960	(8)	$1,030,660
Senior Vice President,	2015	$350,000		$501,480	$178,500		$21,133		$1,051,113
Chief Strategy and New	2014	$336,875	(9)	$741,000	$230,601		$1,817		$1,310,293
Business Officer
Mark D. Morelli(10)	2016	$267,308		$1,022,400	$186,058	(11)	$521,766	(12)	$1,997,532
Former President & Chief	2015	$500,000		$1,194,000	$425,000		$11,475		$2,130,475
Operating Officer	2014	$479,231		$1,039,500	$526,243		$11,475		$2,056,449

(1)	Awards consist of restricted stock unit (RSU) awards. In November 2015, the Board issued both time-based and performance-based RSUs under our Fiscal Year 2016-2018 Long-Term Incentive Plan to each of the named executive officers. The value of an award is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R). The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $2,641,200 for Dr. Schwartz; $1,192,800 for Mr. Robertson; $1,533,600 for Mr. Morelli; $766,800 for Dr. Gray and $766,800 for Mr. Jarzynka. Additionally in May of 2015 the Board issued both time-based and performance-based RSU’s to Mr. Jarzynka. The value of the awards is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R). The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $229,680.

(2)	Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year under the Company’s executive performance-based variable compensation plan.

(3)	Represents amounts paid or accrued by the Company on behalf of Dr. Schwartz as follows: $12,375 in matching contributions to Dr. Schwartz’s account under the Company’s qualified 401(k) plan.

(4)	Represents amounts paid or accrued by the company on behalf of Mr. Robertson as follows: $14,575 in matching contributions to Mr. Robertson’s account under the Company’s qualified 401k plan, $98,888 in relocation expense ($764 non taxable and $98,124 taxable). Relocation benefits provided to Mr. Robertson were consistent with those provided to other, non-executive employees of the Company.

(5)	Represents amounts paid or accrued by the company on behalf of Mr. Tenney as follows: $11,925 in matching contributions to Mr. Tenney’s account under the Company’s qualified 401k plan, $96,298 in relocation expense ($185 non taxable and $96,113 taxable). Relocation benefits provided to Mr. Tenney were consistent with those provided to other, non-executive employees of the Company.

(6)	The salary for Mr. Jarzynka was increased to $335,000 effective April 4, 2016.

(7)	Represents amounts paid by the Company on behalf of Mr. Jarzynka as follows: $12,802 in matching contributions to Mr. Jarzynka’s account under the Company’s qualified 401(k) plan.

(8)	Represents amounts paid by the Company on behalf of Dr. Gray as follows: $11,960 in matching contributions to Dr. Gray’s account under the Company’s qualified 401(k) plan.

(9)	The salary reported for Dr. Gray in 2014 includes $249,375 in consulting fees paid to Dr. Gray prior to his date of hire on June 23, 2014.

(10)	Mr. Morelli served as he Company’s President and Chief Operating Officer until March 31, 2016.

(11)	Represents pro rated incentive compensation for Mr. Morelli whose employment ceased on March 31, 2016.

(12)	Represents amounts paid or accrued by the company on behalf of Mr Morelli as follows: $6,421 in matching contributions to Mr. Morelli’s account under the Company’s qualified 401k plan, $500,000 in severance paid or accrued and $15,345 in company benefits paid or accrued.

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Grants of Plan Based Awards Table

Fiscal Year 2016

During the fiscal year ended September 30, 2016 the following plan based awards were granted to the named executive officers:

									All Other
			Estimated Future Payouts		Estimated Future Payouts				Stock Awards:
			Under Non-Equity		Under Equity Incentive				Number of		Grant Date
			Incentive Plan Awards(1)		Plan Awards				Shares of Stock		Fair Value of
			Target	Maximum	Threshold	Target		Maximum	or Units		Stock Awards
Name	Grant Date		($)	($)	(#)	(#)		(#)	(#)		($)
Stephen S. Schwartz			$687,500	$1,250,000
	11/04/2015	(2)							38,750		$440,200
	11/04/2015	(3)			29,063	116,250		232,500			$1,320,600
Lindon G. Robertson			$425,000	$595,000
	11/04/2015	(2)							17,500		$198,800
	11/04/2015	(3)			13,125	52,500		105,000			$596,400
Maurice H. Tenney III			$318,750	$446,250
	11/04/2015	(2)							20,000		$227,200
	11/04/2015	(3)			15,000	60,000		120,000			$681,600
David E. Jarzynka			$240,404	$336,565
	11/04/2015	(2)							11,250		$127,800
	05/04/2016	(3)			8,438	33,750		67,500			$383,400
	05/04/2016	(4)			3,000	12,000		24,000			$114,840
	05/04/2016	(5)							18,000		$172,260
David C. Gray			$210,000	$294,000
	11/04/2015	(2)							11,250		$127,800
	11/04/2015	(3)			8,438	33,750		67,500			$383,400
Mark D. Morelli			$500,000	$700,000
	11/04/2015	(2)							22,500	(6)	$255,600
	11/04/2015	(3)			16,875	67,500	(6)	135,000			$766,800

(1)	These grants were made pursuant to a performance-based variable compensation framework for fiscal year 2016 and reflect the target and maximum payouts with respect to fiscal year 2016. Payouts at less than target may be awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.

(2)	Amount shown is the number of time-based RSUs awarded on November 4, 2015. The RSUs will vest at a rate of one-third of the grant per year on November 15, 2016, November 4, 2017 and November 4, 2018.

(3)	Amount shown is the number of performance-based RSUs awarded on November 4, 2015 that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ending September 30, 2018 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest at the end of the three-year period following determination by the Company’s Board of Directors of the achievement attained.

(4)	Amount shown is the number of performance-based RSUs awarded on May 4, 2016 that may be earned, in part or in full, based on achieving certain one-year (FY 2017) performance targets for the period ending September 30, 2017 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest 50% on or about November 1, 2017 depending on the date of final determination by the Board of Directors and 50% one year from the date of the initial 50% vesting.

(5)	Amount shown is the number of time-based RSUs awarded on May 4, 2016. The RSUs will vest at a rate of one-third of the grant per year on May 4, 2017, May 4, 2018 and May 4, 2019.

(6)	These RSUs were forfeited and cancelled upon Mr. Morelli’s termination of employment on March 31, 2016.

Under the fiscal year 2016 executive performance-based variable compensation plan, participants were eligible to receive a cash bonus based on the achievement against corporate financial targets for total adjusted gross margin, total revenue and total free cash flow, in each case for the fiscal year ended September 30, 2016, as well as non-financial individual performance goals for each named executive officer based on an assessment of each executive’s accomplishments at the conclusion of the fiscal year. Payouts were predicated upon the Company first realizing a threshold level of revenue and operating income at predetermined targets. On November 9, 2016 the Company’s Board of Directors determined that the Company’s financial performance for the 2016 fiscal year, as well as each named executive officer’s achievement of individual objectives, resulted in approximately 75% of the target cash award being earned.

Under the 2016 - 2018 LTIP, participants were granted an award of RSUs on November 4, 2015, of which 25% vest based on the passage of time with a continuous service requirement of one-third of the grant per year on November 15, 2016, November 4, 2017 and November 4, 2018 and 75% will be earned based on the achievement of Company financial performance metrics, of which 40% will be earned based on cumulative adjusted operating profit over the three-year period, 40% will be earned based on total Life Sciences Revenue in fiscal year 2018, and 20% will be earned based on average Return on Invested Capital (ROIC) for the three-year period and if earned will vest when the achievement is determined by the Company’s Board of Directors on or about November 4, 2018. Each financial metric is weighted and contains a minimum achievement threshold, which if not met would result

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in no vesting as to that metric’s weighted percentage of RSUs. If the Company’s performance exceeded the target threshold for any metric, the eligible participants could achieve up to 200% of the number of performance-based RSUs.

A discussion of the material terms of the named executive officers’ employment arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.

Outstanding Equity Awards at Fiscal Year End

Fiscal Year 2016

The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2016. There is no information regarding stock options because none of the named executive officers have been granted any stock options.

	Stock Awards
				Number of Equity Incentive		Equity Incentive Plan
	Number of		Market Value of	Plan Awards; Number		Awards: Market or Payout
	Shares or Units of		Shares or Units of	of Unearned Shares,		Value of Unearned Shares,
	Stock That Have		Stock That Have	Units or Other Rights		Units or Other Rights That
Name	Not Vested (#)		Not Vested ($)(15)	That Have Not Vested (#)		Have Not Vested ($)
Stephen S. Schwartz	13,334	(1)	$181,476
	92,820	(2)	$1,263,280
	26,668	(3)	$362,951
				48,000	(6)	$653,280
	38,750	(10)	$527,388
				116,250	(11)	$1,582,163
Lindon G. Robertson	20,000	(4)	$272,200
	6,250	(1)	$85,063
	43,509	(2)	$592,157
	12,500	(3)	$170,125
				22,500	(6)	$306,225
	17,500	(10)	$238,175
				52,500	(11)	$714,525
Maurice H. Tenney III	12,500	(3)	$170,125
				22,500	(6)	$306,225
	50,000	(9)	$680,500
	20,000	(10)	$272,200
				60,000	(11)	$816,600
David E. Jarzynka	3,750	(1)	$51,038
	7,500	(3)	$102,075
				13,500	(6)	$183,735
	26,105	(2)	$355,289
	11,250	(10)	$153,113
				33,750	(11)	$459,338
	18,000	(12)	$244,980
				12,000	(13)	$163,320
David C. Gray	16,670	(7)	$226,879
	19,337	(8)	$263,177
	7,000	(3)	$95,270
				12,600	(6)	$171,486
	11,250	(10)	$153,113
				33,750	(11)	$459,338
Mark D. Morelli(14)				N/A

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(1)	The unvested units consist of RSUs granted on November 6, 2013, which vests in three equal installments with the last third vesting on November 15, 2016.

(2)	The unvested units consist of RSUs granted on November 6, 2013 which were earned at the end of the 2014 fiscal year based on achieving certain performance targets with one-half vesting on November 6, 2015 and one-half to vest on November 15, 2016.

(3)	The unvested units consist of RSUs granted on November 5, 2014, which shall vest in two equal installments on November 15, 2016 and November 5, 2017.

(4)	The unvested units consist of RSUs granted on October 1, 2013, which shall vest on October 1, 2016.

(5)	The unvested units consist of RSUs granted on November 5, 2014 which were earned at the end of the 2015 fiscal year based on achieving certain performance targets with 50% vesting on November 15, 2016 and 50% vesting on November 5, 2017. On November 4, 2015, the Company’s Board of Directors determined that the Company’s financial performance over this period resulted in none of the RSUs being earned.

(6)	The unvested units consist of RSUs granted on November 5, 2014 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2017.

(7)	The unvested units consist of RSUs granted on July 29, 2014, which shall vest in three equal installments with the last third vesting on November 15, 2016.

(8)	The unvested units consist of RSUs granted on July 29, 2014 which were earned at the end of the 2014 fiscal year based on achieving certain performance targets with one-half vesting on November 6, 2015 and one-half to vest on November 15, 2016.

(9)	The unvested units consist of RSUs granted on November 4, 2014, with 50% to vest on November 15, 2016 and 50% to vest on November 4, 2017.

(10)	The unvested units consist of RSUs granted on November 4, 2015, which shall vest in three equal installments on November 15, 2016, November 4, 2017 and November 4, 2018.

(11)	The unvested units consist of RSUs granted on November 4, 2015 that will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 20, 2018.

(12)	The unvested units consist of RSUs granted on May 4, 2016, which shall vest in three equal installments on May 4, 2017, May 4, 2018 and May 4, 2019.

(13)	The unvested units consist of RSUs granted on May 4, 2016 that will be earned and vest based on achieving certain performance targets measured over a one-year period ending September 30, 2017 and vesting in two equal installments on November 1, 2017 and November 1, 2018.

(14)	Mr. Morelli’s employment with the Company ceased on March 31, 2016. As of September 30, 2016 Mr. Morelli did not hold any outstanding equity awards.

(15)	The market value is calculated on September 30, 2016 ($13.61), the last business day of the fiscal year. All performance-based awards are valued at target, not maximum.

Stock Vested Table

Fiscal Year 2016

The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2016.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)(1)
Stephen S. Schwartz	170,234	$1,932,453
Lindon G. Robertson	76,009	$864,080
Maurice H. Tenney III	56,250	$639,813
David E. Jarzynka	43,755	$496,744
David C. Gray	39,502	$448,478
Mark D. Morelli	115,146	$1,307,006

(1)	The value realized equals the closing price of Common Stock on the vesting dates, multiplied by the number of shares that vested.

Nonqualified Deferred Compensation

We do not have any nonqualified deferred compensation plan.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

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Post-Employment Benefits

The following table sets forth the estimated payments and benefits that would be provided to each of the named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2016, the last trading day of our fiscal year, and using the closing market price of the Company’s stock on that date ($13.61).

		Salary &		Health
		Other Cash		Insurance		Vesting of
Name	Event	Payment		Contribution		Stock Awards			Total
Stephen S. Schwartz	Termination Without Cause or
	for Good Reason	$625,000	(1)	$15,690					$640,690
	Change of Control with Termination	$2,625,000	(2)	$34,766			$4,570,537	(3)(4)	$7,230,303
Lindon G. Robertson	Termination Without Cause or
	for Good Reason	$425,000	(1)	$14,971		$			$439,971
	Change of Control with Termination	$1,700,000	(2)	$35,730			$2,378,470	(3)(4)	$4,114,200
Maurice H. Tenney III	Termination Without Cause or
	for Good Reason	$425,000	(1)	$13,709		$			$438,709
	Change of Control with Termination	$1,487,500	(2)	$31,706			$2,245,650	(3)(4)	$3,764,856
David E. Jarzynka	Termination Without Cause or
	for Good Reason	$167,500	(5)	$14,971		$			$182,471
	Change of Control with Termination	$1,117,172	(2)	$17,545			$1,712,887	(3)(4)	$2,847,604
David C. Gray	Termination Without Cause or
	for Good Reason	$175,000	(5)	$7,845		$			$182,845
	Change of Control with Termination	$1,120,000	(2)	$16,786			$1,369,261	(3)(4)	$2,506,047
Mark D. Morelli	Termination Without Cause or
	for Good Reason	$1,840,870	(6)	$15,345	(7)		$—	(6)	$1,856,215
	Change of Control with Termination			N/A

(1)	Under the terms of Dr. Schwartz’s employment agreement and each of the other executive’s offer letters, (other than Dr. Gray and Mr. Jarzynka) if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to one year’s current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the fiscal year). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

(2)	Under the terms of each executive’s Change in Control Agreement, if the executive is terminated without cause, or resigns for good reason, within two years following or the six month period prior to a change in control, the executive will be entitled to receive a severance amount equal to two times the sum of the executive’s annual base salary plus the executive’s target annual cash bonus payable in bi-weekly installments over the two-year period. In addition, the executive will entitled to a lump sum payment equal to the estimated cost of the executive’s continued welfare benefits (health, dental, and life and disability insurance) for a two-year period following termination.

(3)	Under the terms of each named executive officer’s equity award agreement, in the event of a change-in-control, followed by a termination without cause within one year, all unvested awards would immediately vest, including any performance-based awards that have not yet been earned calculated at the target award amount.

(4)	Amount shown excludes the value of the performance-based RSU award relating to the one-year financial metrics under the 2015-2017 LTIP. On November 4, 2015, the Company’s Board of Directors determined that the Company’s financial performance over this period resulted in the vesting of 0% of such RSUs. The amount excluded from the table for these RSUs are as follows: $979,920 for Dr. Schwartz; $459,338 for Mr. Robertson; $459,338 for Mr. Tenney; $257,229 for Dr. Gray; and $275,603 for Mr. Jarzynka.

(5)	Under the terms of Dr. Gray’s and Mr. Jarzynka’s offer letters entered into in November 2016, if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to six months of current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the six month period). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) six additional months (13 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

(6)	Mr. Morelli’s employment ceased on March 31, 2016. Under the terms of the Separation Agreement entered into by the Company and Mr. Morelli, he is eligible for severance payments equal to 1 year base salary - ($500,000) - paid in bi-weekly payments and an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period, which for Fiscal Year 2016 was $186,058. In addition, per the terms of the Separation Agreement, Mr. Morelli was paid $1,144,812 in cash which represented the value of equity that would have vested to Mr. Morelli on November 4, November 5, and November 6, 2016. In calculating the payment the market close price on Friday, November 4, 2016 of $12.89 was multiplied by the total number of units that would have vested. Also included in the amount shown is payment for exectuive transition services in the amount of $10,000.

(7)	Mr. Morelli’s employment with the Company ceased on March 31, 2016 and as a part of his Separation Agreement the Company agreed to pay the employer portion of the cost of health insurance plans in which the executive was a participant on the date his employment ceased for a period of one year. The employer portion of the cost of health insurance is $15,345 over the one year period.

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EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information as of September 30, 2016 regarding the shares of our Common Stock available for grant or granted under stock option plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

	Number of		Number of Securities
	Securities to be	Weighted-Average	Remaining Available
	Issued Upon Exercise	Exercise Price	for Future Issuance
	of Outstanding	of Outstanding	Under Equity
	Options, Warrants	Options, Warrants	Compensation
Plan Category	and Rights	and Rights	Plans(2)
Equity compensation plans approved by security holders(1)	2,489,076		4,576,464	(3)
Equity compensation plans not approved by security holders	0		0
Total	2,489,076		4,576,464

(1)	Consists of restricted stock units.

(2)	Excludes securities reflected in the first column of the table.

(3)	Includes 212,928 shares available for issuance under our Employee Stock Purchase Plan.

RELATED PARTY TRANSACTIONS

Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions or proposed transactions between us and:

•	an executive officer, director or director nominee;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers and suppliers. It requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment in the choice of suppliers. In the case of employees this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the chairman of the board. We entered into no related party transactions during fiscal year 2016.

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PROPOSAL NO. 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Officers” including “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires the Company to hold the advisory vote on executive compensation at least once every three years. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2018 annual meeting of stockholders.

As described in detail under the heading “Executive Officers-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the “Compensation Discussion and Analysis” for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2016 compensation of our named executive officers.

Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Executive Officers-Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, is approved.

The Human Resources and Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THE PROXY STATEMENT IS IN THE BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL NO. 3	APPROVAL OF 2017 EMPLOYEE STOCK PURCHASE PLAN

General

We are requesting that you vote to approve the Brooks Automation, Inc. 2017 Employee Stock Purchase Plan (the “2017 Plan”), which our Human Resources and Compensation Committee and our Board of Directors have unanimously approved, subject to your approval at our annual meeting of stockholders. The 2017 Plan is intended to replace our 1995 Employee Stock Purchase Plan, as amended (the “1995 Plan”), which will be terminated at the expiration of the offering period in effect at the time of the stockholder approval of the 2017 Plan. The 2017 Plan will allow for the purchase by employees of up to 1,250,000 shares of Common Stock. If any right granted under the 2017 Plan terminates without having been exercised, the Common Stock not purchased under such right will again become available for issuance under the 2017 Plan.

Summary of the Stock Purchase Plan

The following is a brief summary of the 2017 Plan. The following summary is qualified in its entirety by reference to the 2017 Plan, a copy of which is attached as an appendix to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2017 Plan may be obtained from the Secretary of the Company.

The 2017 Plan provides eligible employees of the Company with opportunities to purchase shares of Common Stock at a discounted price. The 2017 Plan is implemented through offerings, each approximately six months in length. The Board may specify a shorter period, or a longer period of less than twelve months.

The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Employees who work more than twenty hours per week and more than five months per calendar year are eligible to participate in the 2017 Plan. Approximately 1,569 employees will be eligible to participate in the 2017 Plan, plus any additional qualifying employees we may hire in the future. The 2017 Plan will be administered by the Human Resources and Compensation Committee. General terms of participation include:

•	voluntary participation by employees, with the right to withdraw from the program up to the time stock is purchased (subject to such reasonable administrative requirements imposed by the HRC Committee);

•	automatic withdrawal on termination of employment;

•	two six-month offering periods per year;

•	purchase price per share is 85% of the lower of the stock’s fair market value, defined as the average of the high and low stock price on such date, at the beginning of an enrollment period or on the purchase date;

•	payment is made through payroll deductions;

•	no employee may participate if he or she would then own 5% or more of the voting power or the value of the company’s Common Stock;

•	an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of the stock on the enrollment date;

•	no employee may allocate more than 10% of his or her annual compensation to the purchase of stock under the 2017 Plan; and

•	no employee may purchase more than 2,000 shares on any purchase date.

In addition, in the event of certain changes in capitalization or other events affecting our Common Stock, the Company plan administrator will make equitable adjustments to the 2017 Plan and outstanding awards. In the event of a merger or consolidation the Board may, at its election (1) terminate the Plan and refund the outstanding payroll deductions without interest, or, (2) allow for the Option to continue and adjust the number and type of shares of stock subject to outstanding rights to effect the merger or consolidation.

The 2017 Plan may be amended by the Human Resources and Compensation Committee from time to time in any respect, except that stockholder approval is required for any material increase in the number of shares of the Company’s Common Stock authorized for issuance under the 2017 Plan. The 2017 Plan terminates when all of the shares of Common Stock reserved for the purposes of the 2017 Plan have been purchased. The 2017 Plan may also be terminated at any time by the Company’s Board of Directors, effective as of the next offering termination date.

Valuation

On November 30, 2016 the fair market value per share of our Common Stock was $16.30, which was the closing price of our Common Stock on such date.

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New Plan Benefits

While all of our employees will be eligible to participate in the 2017 Plan and could purchase as much $25,000 worth of our common stock in a particular year, the actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2017 Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2017 Plan and with respect to the sale of Common Stock acquired under the 2017 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock and the price at which the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

(1)	15% of the value of the stock on the day the offering commenced; and

(2)	the participant’s profit (the excess of the sales proceeds over the purchase price).

Any profits in excess of amounts classified as compensation income will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, there is no compensation income and the participant will have a long-term capital loss for the difference between the sale price and the purchase price.

If the participant sells the stock prior to satisfying these waiting periods, including by way of gift, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF BROOKS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

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AUDIT COMMITTEE REPORT

To The Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2016 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2016, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2016, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2017.

The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chairman of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed as required under Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also discussed the results of the internal audit examinations.

As noted under “Board Risk Oversight”, the Audit Committee operates under the direction of the Executive Committee in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and the registered public accounting firm the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.

Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2016, management’s report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2016, and the independent auditors’ reports be included in our annual report on Form 10-K for the fiscal year ended September 30, 2016. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2017.

Respectfully submitted,

Audit Committee:

John K. McGillicuddy, Chairman

Alfred Woollacott, III

Mark S. Wrighton

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INDEPENDENT AUDITOR FEES AND OTHER MATTERS

Set forth below are the fees paid by Brooks to its former independent registered public accounting firm, BDO USA, LLP (“BDO”), for the fiscal year ended September 30, 2015.

2015
Audit Fees	$1,203,312
Audit-Related Fees	$42,000
Tax Fees	$25,650
All Other Fees	$—

Set forth below are the fees paid by Brooks to its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the fiscal year ended September 30, 2016.

2016
Audit Fees	$1,579,678
Audit-Related Fees	$8,000
Tax Fees	$42,141
All Other Fees	$3,000

Description of Services

Audit Fees: Comprise fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2016 and 2015, respectively, for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.

Audit-Related Fees: Comprise fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2016 and 2015. In fiscal year 2016, the Company incurred $8,000 in audit-related fees to PwC in connection with SEC filings. In fiscal year 2015, the Company incurred $42,000 in audit-related fees to BDO in connection with the audit of the Company’s 401(k) plan and terminated pension plan.

Tax Fees: Comprise fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal years 2016 and 2015, the aggregate tax fee amount consists of fees related to non-US tax compliance.

All Other Fees: Comprise fees for certain web-based accounting research tools paid to PwC in fiscal year 2016.

The Audit Committee’s charter sets forth the Audit Committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company’s registered public accounting firm contemporaneously with the audit.

The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.

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PROPOSAL NO. 4	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed PricewaterhouseCoopers, LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, and stockholders are asked to ratify the selection at the Annual Meeting. Representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF BROOKS AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2016, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during our fiscal year ended September 30, 2016 with the exception of a Form 4 filed on behalf of board members, A. Clinton Allen, Robyn C. Davis, John K. McGillicuddy and Kirk P. Pond on September 29, 2016, reporting a transaction that occurred on September 23, 2016; a Form 4 filed on behalf of executive William T. Montone on June 10, 2016 reporting a transaction that occurred on June 6, 2016; and a Form 4 filed on behalf of executive Lindon G. Robertson on October 9, 2016 reporting a transaction that occurred on October 1, 2016.

Standards of Conduct

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.brooks.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a report on Form 8-K.

Stockholder Proposals and Recommendations For Director

Proposals which stockholders intend to present at our 2018 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than August 18, 2017. If a proponent fails to notify us by November 1, 2017 of a non-Rule 14a-8 stockholder

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proposal which it intends to submit at our 2018 annual meeting of stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the person named in each proxy to vote with respect to such matter.

Stockholders may make recommendations to the Nominating and Governance Committee of candidates for its consideration as nominees for director by submitting the name and qualifications of such person to the Nominating and Governance Committee, c/o Board of Directors, Brooks Automation, Inc. at our principal executive offices, 15 Elizabeth Drive, Chelmsford, MA 01824.

Nominations for directors in connection with the 2018 annual meeting of stockholders should be received by the Company no later than November 10, 2017. Any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Governance Committee’s charter. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of our Common Stock for at least one year.

Voting Results

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, MA 01824 or by telephone at the following number: (978) 262-2400.

Material Not Incorporated by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 as filed with the SEC are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824. It is also available at our website www.brooks.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

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APPENDIX A	BROOKS AUTOMATION, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

Article 1	Purpose

The Brooks Automation, Inc. 2017 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby eligible employees of Brooks Automation, Inc. (the “Company”) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.01 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Article 2	Eligible Employees

(a)	All employees (within the meaning of Section 3401(c) of the Code) of the Company or any of its participating subsidiaries shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b)	For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

(c)	For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a participating subsidiary. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3) month period.

Article 3	Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,250,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined herein) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

Article 4	Offering Periods and Stock Options

(a)	The time periods during which payroll deductions will be accumulated under the Plan shall consist of six month periods (“Offering Periods”), commencing on the first day of each Offering Period (“Offering Commencement Date”) and ending on the last day of the Offering Period (“Offering Termination Date”). The first Offering Period shall commence on August 1, 2017 and end on January 31, 2018. Each Offering Period includes only regular pay days falling within it.

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(b)	On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(c)	For purposes of this Plan, the term “fair market value” on any date means, if the Common Stock is listed on a national securities exchange or on any tier of the Nasdaq Market, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on the Nasdaq Market or, if the Common Stock is traded in the over-the-counter securities market, but not on a national securities exchange or the Nasdaq Market, the average of the high and low bid quotations for the Common Stock on such date, each as published by such exchange or market. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the high and low sales prices of the Common Stock on the immediately preceding business day on which shares of Common Stock are traded.

For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the Nasdaq Market or on a national securities exchange on which the Common Stock is listed.

No employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

Article 5	Exercise of Option

Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 2,000 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

Article 6	Authorization for Entering Plan

(a)	An eligible employee may enter the Plan by filling out, signing and delivering to an authorized representative of the Human Resources Department of the Company an authorization (“Authorization”):

(i)	stating the amount to be deducted regularly from his or her pay;

(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan; and

(iii)	specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof.

Such Authorization must be received by an authorized representative of the Human Resources Department of the Company at least ten (10) business days before an Offering Commencement Date.

(b)	The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

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(c)	Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to an authorized representative of the Human Resources Department of the Company a new Authorization. Such new Authorization must be received by an authorized representative of the Human Resources Department of the Company at least ten (10) business days before the date of such next Offering Commencement Date.

Article 7	Allowable Payroll Deductions

An employee may authorize payroll deductions in any whole percentage amount up to but not more than ten percent (10%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be one percent (1%) of his or her base pay but in no event less than ten dollars ($10); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings, excluding payments for overtime, commissions, bonuses, and other special payments. During unpaid leaves of absence approved by the Company meeting the requirements of Sections 421 and 423 of the Code, a participant may continue participation in the Plan by making cash payments to the Company on the participant’s normal payday equal to the participant’s authorized payroll deduction.

Article 8	Unused Payroll Deductions

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

Article 9	Change in Payroll Deductions

Deductions may not be increased or decreased during an Offering Period.

Article 10	Withdrawal from the Plan

(a)	An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan by delivering a written notice to an authorized representative of the Human Resources department of the Company (“Withdrawal Notice”) no later than the Offering Termination Date (subject to such administrative procedures as the Company may reasonably impose), in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b)	If an employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date.

Article 11	Issuance of Stock

As soon as reasonably practicable after each Offering Period, the Company will arrange for the delivery to each participant the shares of Common Stock purchased upon exercise of the participant’s option in either certificated or non-certificated (book entry) form. The Committee (as defined in Section 19(a) below) may permit or require that the shares be deposited directly into a share account established in the name of the participant with a stock broker or other financial services firm designated by the Company ("Designated Broker") and may require that the share of Common Stock be retained with such Designated Broker for a specified period of time.

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Article 12	No Transfer or Assignment of Employee’s Rights

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 14 in the event of an employee’s death.

Article 13	Termination of Employee’s Rights

(a)	An employee’s rights under the Plan will terminate when he or she ceases to be an eligible employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for more than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b)	If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

Article 14	Death of Participant

In the event of the death of a participating employee, the Company shall deliver any shares of Common Stock and/or cash in the employee’s account to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate.

Article 15	Termination, Amendments and other Changes to the Plan

(a)	The Plan may be terminated at any time by the Company’s Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

(b)	The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the corporations or class of corporations whose employees are eligible to receive options under the Plan.

(c)	Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Committee shall be entitled to: change the Offering Periods; establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; permit payroll withholding in excess of the amount designed by a participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections; establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s base pay; adopt Offering Periods or sub-plans applicable to particular participating subsidiaries of the Company or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code; and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable that are consistent with the Plan.

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Article 16	Limitations of Sale of Stock Purchased Under the Plan

Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, may sell Common Stock purchased under the Plan at any time provided that such sale qualifies for an exemption from Section 16(b) under Rule 16b-3, or otherwise does not give rise to Section 16(b) liability. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

Article 17	Company’s Payment of Expenses Related to Plan

The Company will bear all costs of administering and carrying out the Plan.

Article 18	Participating Subsidiaries

The term “participating subsidiaries” shall mean any subsidiary of the Company (within the meaning of Section 424(f) of the Code) which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 19	Administration of the Plan

(a)	The Plan shall be administered by the Human Resources and Compensation Committee of the Company’s Board of Directors or such other committee designated by the Company’s Board of directors (the “Committee”).

(b)	The Committee shall have full discretionary authority and control over the operation and administration of the Plan, including the right to: construe and interpret the Plan and any agreement entered into under the Plan; remedy any ambiguity or inconsistency, and supply any omission; establish, amend or waive rules and regulations for the Plan’s administration; and, subject to applicable law and Section 423 of the Code, delegate any of its powers or duties to a subcommittee or one or more officers or employees. All decisions of the Committee shall be final and binding upon all persons.

(c)	With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(d)	Annually, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, and the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions.

(e)	No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

(f)	In lieu of written/paper instruments or communications (including the Authorization), the Company may use or require participants to use electronic or paperless forms of instruments or communication, including an automated or web-based system operated by a third-party vendor.

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Article 20	Optionees not Stockholders

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

Article 21	Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

Article 22	Governmental Regulation

(a)	The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b)	In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

Article 23	Transferability

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

Article 24	Effect of Changes of Common Stock

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

Article 25	Merger or Consolidation

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

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Article 26	Withholding of Additional Federal Income Tax

The Company will undertake such withholding in connection with the Plan as it determines is appropriate, in its sole discretion.

Article 27	Equal Treatment

Notwithstanding any provision herein to the contrary, all Participants participating in any Offering Period shall have equal rights and privileges except as provided in Section 423(b)(5) of the Code.

Article 28	Approval of Stockholders

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.

Date of Approval by the Board of Directors or Human Resources and Compensation Committee: November 9, 2016.

Date of Approval by the Stockholders: _______________, 2017.

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Brooks Automation, Inc.

15 Elizabeth Drive
Chelmsford, MA 01824

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BROOKS AUTOMATION, INC.
15 ELIZABETH DRIVE
CHELMSFORD, MA 01824
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E15225-P84232

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BROOKS AUTOMATION, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) A. Clinton Allen
02) Robyn C. Davis
03) Joseph R. Martin
04) John K. McGillicuddy
05) Krishna G. Palepu
06) Kirk P. Pond
07) Stephen S. Schwartz
08) Alfred Woollacott, III
09) Mark S. Wrighton
10) Ellen M. Zane

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

	For	Against	Abstain
2. To approve by a non-binding advisory vote the compensation of the Company's named executive officers.	☐	☐	☐
3. To approve the Company's 2017 Employee Stock Purchase Plan.	☐	☐	☐
4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the 2017 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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The 2017 Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on February 8, 2017 at 10:00 a.m., local time, at the Mandarin Oriental Hotel, 776 Boylston Street, Boston, Massachusetts 02199, for the matters stated on the reverse side.

The Board of Directors has fixed December 12, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.

Any stockholder attending the Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card.

By Order of the Board of Directors

Jason W. Joseph

Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E15226-P84232

Stephen S. Schwartz and Lindon G. Robertson, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of **Brooks Automation, Inc.** to be held on February 8, 2017, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BROOKS AUTOMATION, INC. BOARD OF DIRECTORS.

YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

Continued and to be signed on reverse side